UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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TYCO INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

WEDNESDAY, MARCH 5, 2014

PARK HYATT ZÜRICH, BEETHOVEN-STRASSE 21, 8002 ZÜRICH

NOTICE IS HEREBY GIVEN that the 2014 Annual General Meeting of Shareholders of Tyco International Ltd. will be held on March 5, 2014 at the Park Hyatt Zürich, Beethoven-Strasse 21, 8002, Zürich, Central European Time, for the following purposes:

1.	To approve the annual report, Tyco International Ltd.’s standalone financial statements and its consolidated financial statements for the fiscal year ended September 27, 2013;

2.	To discharge the Board of Directors from liability for activities during the fiscal year ended September 27, 2013;

3.	To elect the Board of Directors;

4.	To elect the chair of the Board of Directors;

5.	To elect the members of the Compensation and Human Resources Committee;

6.	To elect auditors as follows:

6(a)	To elect Deloitte AG (Zürich) as statutory auditors until our next annual general meeting;

6(b)	To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for purposes of United States securities law reporting for the year ending September 26, 2014;

6(c)	To elect PricewaterhouseCoopers AG (Zürich) as special auditors until our next annual general meeting;

7.	To elect the independent proxy;

8.	To approve the appropriation of fiscal year 2013 results;

9.	To approve the payment of an ordinary cash dividend in the amount of $0.72 per share out of Tyco’s capital contribution reserve in its statutory accounts, payable in four equal quarterly installments; and

10.	To consider a non-binding advisory vote to approve executive compensation.

This Notice of Annual General Meeting and proxy statement and the enclosed proxy card are first being sent on or about January [—], 2014 to each holder of record of Tyco’s registered shares at the close of business on January 6, 2014. Only shareholders of record on such date are entitled to notice of, and to attend and vote at, the Annual General Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the meeting. Shareholders of record who attend the meeting may vote their shares personally, even though they have sent in proxies.

By Order of the Board of Directors,

Judith A. Reinsdorf

Executive Vice President and General Counsel

January [—], 2014

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE INDEPENDENT PROXY PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; SUBMIT A LATER-DATED PROXY; OR ATTEND AND VOTE PERSONALLY AT THE MEETING.

PROXY STATEMENT SUMMARY

Annual General Meeting

Time and Date	3:00 p.m. Central European Time on March 5, 2014

Place	Park Hyatt Zürich, Beethoven-Strasse 21, 8002, Zürich

Record Date:	January 6, 2014

Voting:	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual General Meeting

Admission:	All shareholders are invited to attend the Annual General Meeting. Registration will commence on the day of the meeting.

Proposals to be Voted Upon

Board Recommendation

1. Approval of the 2013 Annual Report and Tyco’s standalone and consolidated financial statements for the 2013 fiscal year	FOR

2. Discharge the Board of Directors for the 2013 fiscal year	FOR

3. Elect the Board of Directors	FOR all nominees

4. Elect the chair of the Board of Directors	FOR Edward D. Breen

5. Elect the members of the Compensation and Human Resources Committee	FOR: Rajiv L. Gupta, Sandra S. Wijnberg, R. David Yost

6. Elect and Ratify Tyco’s Auditors	FOR

7. Elect Bratschi, Wiederkehr & Buob as the independent proxy	FOR

8. Approve the appropriation of the fiscal year 2013 results	FOR

9. Approve an ordinary annual cash dividend in the amount of $0.72 per share	FOR

10. Non-binding advisory vote to approve executive compensation	FOR

The Nominees to our Board of Directors

We are asking you to vote FOR all the director nominees listed below. All current directors attended at least 85% of the Board and committee meetings on which he or she sits. This year, we are nominating two new directors to the Board. Detailed information regarding these individuals, along with all other Board nominees, is set forth beginning on page 16. Summary information is set forth below.

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
New Nominees:
Herman Bulls Chairman of Jones Lang LaSalle’s Public Institutions specialty practice	57	--	✓	--
Jürgen Tinggren Former Chief Executive Officer of Schindler Group	55	--	✓	--

Nominated for Reelection:
Edward D. Breen Former Chairman and Chief Executive Officer of Tyco	57	2002		■ Non-executive chair
Michael E. Daniels Former Senior Vice President of Global Technology at IBM	59	2010	✓	■ Audit
Frank M. Drendel Non-executive Chairman of CommScope Holding Company	68	2012	✓	■ Audit
Brian Duperreault Former President and Chief Executive Officer of Marsh & McLennan and former Chairman of Ace Limited	66	2004	✓	■ Nominating & Governance (chair) ■ Lead Director
Rajiv L. Gupta Former Chairman and Chief Executive Officer of Rohm & Haas Company	68	2005	✓	■ Compensation (chair)
George R. Oliver Chief Executive Officer of Tyco	53	2012
Brendan R. O’Neill Former Chief Executive Officer of Imperial Chemicals PLC	65	2003	✓	■ Audit (chair)
Sandra S. Wijnberg Chief Administrative Officer of Aquiline Holidngs LLC	57	2003	✓	■ Compensation
R. David Yost Former Chief Executive Officer of AmerisourceBergen	66	2009	✓	■ Compensation

Required Vote to Appoint the Chair of our Board of Directors and the Members of the Compensation and Human Resources Committee

As a result of recent changes in Swiss law, in particular the amendment to the Swiss Federal Constitution related to board and executive compensation and the ordinance (the “Minder Ordinance”) implementing such amendment, the authority to elect the chair of our Board of Directors and the members of the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors is now vested in shareholders. Previously, this authority was vested with the Board. Our current Articles of Association do not yet reflect this Swiss corporate governance law change. We expect to propose amendments to our Articles of Association to reflect these and other corporate governance changes introduced by the Minder Ordinance at the 2015 Annual General Meeting.

Our Board recommends that you elect the current Board chair (Mr. Edward D. Breen) and current members of the Compensation Committee (Mr. Rajiv L. Gupta, Ms. Sandra S. Wijnberg and Mr. R. David Yost) to their respective offices until the completion of the next Annual General Meeting. We urge you to review each of these individual’s biographies, as well as the information contained in the sections of this Proxy Statement entitled “Governance of the Company” and “Compensation Discussion & Analysis” when considering how to vote. Note that under the new Swiss law, if any of these individuals were to resign or otherwise be removed from the Board during the year, our Board would have the authority to replace him or her with another Board member until the next Annual General Meeting.

One additional feature of the new Swiss law is that the Company is no longer permitted to appoint a member of management to act as the proxy for purposes of voting at the Annual General Meeting. Swiss companies now may only appoint an independent proxy for these purposes. For the 2014 Annual General Meeting, we have appointed the law firm of Bratschi, Wiederkehr & Buob, which has acted in the past as the independent proxy. Proposal seven asks that you approve the appointment of this firm as the independent proxy for the 2015 Annual General Meeting and any extraordinary general meeting until the 2015 Annual General Meeting.

Non-Binding Advisory Vote on Executive Compensation

Proposal number ten is our annual advisory vote on the Company’s executive compensation philosophy and program. Detailed information regarding these matters is included under the heading “Compensation Discussion & Analysis,” and we urge you to read it in its entirety. As we communicated last year, we made significant changes to our leadership team following the spin-offs of our North American residential security business and our flow control business. Although our mix of businesses and executive management team have changed, our compensation structure for executive officers remains dedicated to the concept of paying for performance, and continues to be heavily weighted with performance based awards, as illustrated below.

Tyco delivered strong results and made substantial operational and strategic progress in its first full year operating as a global pure-play fire & security company. In fiscal 2013, we delivered:

■	Earnings per share before special items* of $1.84, representing a 13% increase over normalized fiscal 2012 results;

■	Segment operating margins before special items* of 13.3%;

* Non-GAAP metrics. See Non-GAAP Reconciliations.

■	Organic revenue growth of 1%, including 6% organic growth in our products businesses, 3.5% growth in service, and a 4% decline in installation; and

■	Significant progress on our long-term strategic initiatives of increasing sales in high-growth markets, increasing internal product pull-through and enhancing productivity through sourcing and infrastructure efficiencies.

These results drove the payouts under the Company’s Annual Incentive Program, with Mr. George Oliver, our CEO, achieving a payout of 105% of his target award. We believe this demonstrates our commitment to paying for performance.

As noted above, for our CEO, over 85% of annual targeted direct pay continues to be in the form of at-risk performance-based compensation—consisting of long-term equity awards and the annual performance bonus. Moreover, as a result of this structure, our CEO’s compensation has been correlated to Company performance in fiscal 2013. In addition, we have in place a strong framework that is essential to governing our executive compensation program. The framework and executive compensation philosophy, which are described in more detail in the Compensation Discussion & Analysis, are established by an independent Compensation Committee that is advised by an independent consultant. As a result, our Board of Directors urges you to vote FOR proposal number ten and endorse our executive compensation philosophy and program.

QUESTIONS AND ANSWERS ABOUT THIS

PROXY STATEMENT AND THE ANNUAL GENERAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual General Meeting. These questions and answers may not address all questions that may be important to you. For more information, please refer to the more detailed information contained elsewhere in this proxy statement, including the documents referred to or incorporated by reference herein. For instructions on obtaining the documents incorporated by reference, see “Where You Can Find More Information.”

Unless we have indicated otherwise, in this proxy statement references to the “Company,” “Tyco”, “we,” “us,” “our” and similar terms refer to Tyco International Ltd. and its consolidated subsidiaries.

Why did I receive this Proxy statement?

We have sent this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting on March 5, 2014. This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about Tyco. Our 2013 Annual Report on Form 10-K, which includes Tyco’s standalone financial statements and our consolidated financial statements for the fiscal year ended September 27, 2013 (the “Annual Report”), is enclosed with these materials.

Who is entitled to vote?

Each holder of Tyco common shares in our register of shareholders (such owners are often referred to as “shareholders of record,” “record holders” or “registered shareholders”) as of the close of business on January 6, 2014, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting. Any Tyco shareholder of record as of the record date who does not receive notice of the Annual General Meeting and proxy statement, together with the enclosed proxy card or voting instruction card and the Annual Report, may obtain a copy at the Annual General Meeting or by contacting Tyco at +41 52 633 02 44. A shareholder who purchases shares from a registered holder after such date, but before the third business day prior to the Annual General Meeting, and who wishes to vote his, her or its shares at the Annual General Meeting must (i) ask to be registered as a shareholder with respect to such shares in our share register prior to the third business day prior to the Annual General Meeting and (ii) obtain a proxy from the registered voting rights record holder of those shares as of the record date. If you are a record holder of our common shares (as opposed to a beneficial shareholder) on the record date but sell your common shares prior to the Annual General Meeting, you will not be entitled to vote those shares at the Annual General Meeting.

We have requested that banks, brokerage firms and other nominees who hold common shares on behalf of the owners of the common shares (such owners are often referred to as “beneficial shareholders” or “street name holders”) as of the close of business on January 6, 2014 forward these materials, together with a proxy card or voting instruction card, to such beneficial shareholders. Tyco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Tyco has provided for these materials to be sent to persons who have interests in its common shares through participation in Tyco’s retirement savings plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees of these plans how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.

How many votes do I have?

Every holder of a common share on the record date will be entitled to one vote per share for each Director and each member of the Compensation Committee to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. However, if you own “Controlled Shares” representing voting power of 15% or more, your ability to vote shares exceeding 15% of the voting power is limited. “Controlled Shares”, which term is defined in Article 8 of our Articles of Association, generally refers to shares held directly, indirectly, formally, constructively or beneficially by any individual or entity, or any individuals or entities acting together as a group, subject to certain limitations.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name, in our share register operated by our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy to the independent proxy named in the proxy card (see “How Do I Appoint and Vote via an Independent Proxy?” below), or to grant a written proxy to any other person, which person does not need to be a shareholder, or to vote in person at the Annual General Meeting. We have enclosed a proxy card for you to use in which you can elect to appoint the independent proxy as your proxy.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under “How do I attend the Annual General Meeting?” and “How do I vote?” Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically.

How do I vote?

A proxy card is being sent to each shareholder of record as of the record date. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. Otherwise, you can vote in the following ways:

■	By Mail: If you are a holder of record, you can vote by marking, dating and signing the appropriate proxy card and returning it by mail in the enclosed postage-paid envelope. If you beneficially own your common shares, you can vote by following the instructions on your voting instruction card.

■	By Internet or Telephone: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or the voting instruction card or in the Notice of Internet availability of proxy materials previously sent to you. If you are not a holder of record, you can vote using a touchtone telephone by calling 1-800-454-8683.

■	At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their shares in “street name” are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.

Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed card to vote your common shares by proxy. Telephone and Internet voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on March 4, 2014.

How do I appoint and vote via the independent proxy?

If you are a shareholder of record as of the record date, you may authorize the independent proxy, Bratschi Wiederkehr & Buob, Attorneys-at-Law, Bahnhofstrasse 70, P.O. Box 1130, CH-8021 Zürich, Fax +41 58 258 1099, to vote your shares on your behalf by checking the appropriate box on the enclosed proxy card. If you do not provide specific voting instructions, you instruct the independent proxy, as indicated on your proxy card, to vote your shares in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting.

If new agenda items or new proposals or motions with respect to those agenda items set forth in the notice of meeting are put forth before the Annual General Meeting, you instruct the independent proxy, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board of Directors.

Whether or not you plan to attend the Annual General Meeting, we urge you to submit your proxy. Returning the proxy card or submitting your vote electronically will not affect your right to attend the Annual General Meeting. You must return your proxy card by the times and dates set forth below under “Returning Your Proxy Card” in order for your vote to be counted.

How do I attend the Annual General Meeting?

All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco shares. Registration will begin at 2:00 p.m., Central European Time and the Annual General Meeting will begin at 3:00 p.m., Central European Time.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the specific instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card but do not indicate specific instructions for voting, you instruct the independent proxy to vote your shares, “FOR” each director, the chair of the Board of Directors and each Compensation Committee nominee and “FOR” all other proposals. For any other matter which may properly come before the Annual General Meeting, and any adjournment or postponement thereof, you instruct, by submitting proxies with blank voting instructions, the independent proxy to vote in accordance with the recommendation of the Board of Directors.

May I change or revoke my vote after I return my proxy or voting instruction card?

You may change your vote before it is exercised by:

■	If you voted by telephone or the Internet, submitting subsequent voting instructions through the telephone or Internet.

■	If you wish to revoke or change the proxy to the independent proxy, you should send a revocation letter, and new proxy, if applicable, either directly to:

•	The independent proxy, Bratschi, Wiederkehr & Buob, Attorneys-at-Law, Bahnhofstrasse 70, P.O. Box 1130, CH-8021 Zürich, Fax +41 58 258 1099; or

•	Broadridge Financial Solutions, c/o Vote Processing, 51 Mercedes Way, Edgewood, NY 11717;

■	Submitting another proxy card (or voting instruction card if you beneficially own your common shares) with a later date; or

■	If you are a holder of record, or a beneficial owner with a proxy from the holder of record, voting in person at the Annual General Meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

What does it mean if I receive more than one proxy or voting instruction card?

It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and Annual Report will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of our shares, your broker, bank or other nominee may deliver only one copy of the proxy statement and Annual Report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate written copy of the proxy statement, now or in the future, should submit their request to us by telephone at +41 52 633 02 44 or by submitting a written request to Tyco Shareholder Services, Tyco International Ltd., Victor von Bruns-Strasse 21, CH-8212 Neuhausen am Rheinfall, Switzerland.

What vote is required to approve each proposal at the Annual General Meeting?

Tyco intends to present proposals numbered one through ten for shareholder consideration and voting at the Annual General Meeting. These proposals are for:

1.	Approval of the Annual Report, including Tyco’s standalone financial statements and our consolidated financial statements for the fiscal year ended September 27, 2013.

The approval of each of the annual report, Tyco’s standalone financial statements and consolidated financial statements for the fiscal year ended September 27, 2013 requires the affirmative vote of a relative majority of the votes cast (in person or by proxy) at the Annual General Meeting.

2.	Discharge of the Board of Directors from liability for activities during the fiscal year ended September 27, 2013.

The discharge of the Board of Directors requires the affirmative vote of a relative majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting the votes of any member of the Company’s Board of Directors or any member of executive management of the Company.

3.	Election of the Board of Directors.

The election of each director nominee requires the affirmative vote of an absolute majority (or in the event of a contested election, a plurality) of the votes cast (in person or by proxy) at the Annual General Meeting.

4.	Election of the chair of the Board of Directors.

The election of the chair requires the affirmative vote of an absolute majority of the votes cast (in person or by proxy) at the Annual General Meeting.

5.	Election of the members of the Compensation and Human Resources Committee.

The election of each Compensation Committee member nominee requires the affirmative vote of an absolute majority of the votes cast (in person or by proxy) at the Annual General Meeting.

6.	Election and ratification of auditors.

Each of the election of Deloitte AG (Zürich) as our statutory auditor, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm,

and the election of PricewaterhouseCoopers AG, Zürich as our special auditing firm requires the affirmative vote of an absolute majority of the votes cast (in person or by proxy) at the Annual General Meeting.

7.	Election of the independent proxy.

The election of the independent proxy requires the affirmative vote of an absolute majority of the votes cast (in person or by proxy) at the Annual General Meeting.

8.	Approval of the appropriation of fiscal year 2013 results.

The approval of the appropriation of fiscal year 2013 results requires the affirmative vote of a relative majority of the votes cast (in person or by proxy) at the Annual General Meeting.

9.	Approval of an ordinary cash dividend denominated in U.S. dollars out of Tyco’s capital contribution reserve, payable in four equal quarterly installments.

The approval of an ordinary cash dividend out of Tyco’s capital contribution reserve requires the affirmative vote of a relative majority of the votes cast (in person or by proxy) at the Annual General Meeting.

10.	Non-binding advisory vote to approve executive compensation.

The advisory vote on executive compensation is non-binding, meaning that our Board of Directors will not be obligated to take any compensation actions or to adjust our executive compensation programs or policies as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a relative majority of the votes cast (in person or by proxy) at the Annual General Meeting.

What constitutes a quorum?

Our Articles of Association provide that all resolutions and elections made at a shareholders’ meeting require the presence, in person or by proxy, of a majority of all shares entitled to vote, with abstentions, broker non-votes, blank or invalid ballots regarded as present for purposes of establishing the quorum.

What is the effect of broker non-votes and abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to the rules of The New York Stock Exchange (the “NYSE”). We believe the following proposals will be considered non-routine under NYSE rules and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you: Proposal No. 3 (Election of Directors), Proposal No. 4 (Election of the Chair of the Board of Directors), Proposal No. 5 (Election of the Members of the Compensation Committee), Proposal No. 7 (Election of the Independent Proxy), and Proposal No. 10 (Advisory Vote on Executive Compensation). Therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you.

Common shares owned by shareholders electing to abstain from voting or submitting blank votes with respect to the election of directors, the chair of the Board of Directors, the members of the Compensation Committee, the auditors and the independent proxy will be counted in the determination of majority required to approve the respective proposals. Therefore, abstentions and blank votes will have the effect of an “AGAINST” vote on such agenda items. Pursuant to our Articles of Association, abstentions, broker non-votes, blank and invalid votes are disregarded for purposes of determining the majority for agenda items requiring the approval of a relative majority of votes cast.

How will voting on any other business be conducted?

Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this proxy statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxy holders must vote in accordance with the instructions given by the shareholder. You may specifically instruct the proxy holder how to vote in such a situation. In the absence of specific instructions, by signing the proxy, you instruct the proxy holder to vote in accordance with the recommendations of the Board of Directors.

Who will count the votes?

Broadridge Financial Solutions will act as the inspector of election and will tabulate the votes.

Important notice regarding the availability of proxy materials for the Annual General Meeting:

Our proxy statement for the Annual General Meeting and the form of proxy card are available at www.proxyvote.com.

As permitted by SEC rules, we are making this proxy statement available to our shareholders electronically via the Internet. On January [•], 2014, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Returning Your Proxy Card

Shareholders should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions and received at one of the addresses set forth below by the dates and times specified:

Switzerland:

By 5:00 p.m., Central European Time, on March 4, 2014 by hand or mail at:

Tyco International Ltd.

Victor von Bruns-Strasse 21

CH-8212 Neuhausen am Rheinfall, Switzerland

United States:

By 5:00 p.m., Eastern Standard Time, on March 4, 2013 by mail at:

Broadridge Financial Solutions

c/o Vote Processing

51 Mercedes Way

Edgewood, NY 11717

Or, to the independent representative:

By 11:00 a.m., Central European Time, on March 5, 2014 by hand or mail at:

Bratschi Wiederkehr & Buob, Attorneys-at-Law,

Attention: Harald Maag

Bahnhofstrasse 70, P.O. Box 1130

CH-8021 Zürich, Switzerland

Fax +41 58 258 1099

If your shares are held beneficially in “street name,” you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco shares on your behalf.

Organizational Matters Required by Swiss Law

Admission to the Annual General Meeting

Shareholders who are registered in the share register on January 6, 2014 will receive the proxy statement and proxy cards from us. Beneficial owners of shares will receive an instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual General Meeting are requested to obtain a “legal proxy” executed in their favor, from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Annual General Meeting. Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in our Articles of Association, a summary of which is contained in “How many votes do I have?” For further information, refer to “Who is entitled to vote?”, “What is the difference between holding shares as a shareholder of record and as a beneficial owner?”, “How do I appoint and vote via an independent proxy?” and “How do I attend the Annual General Meeting?”

Shareholders who purchase our shares and, upon application, become registered as shareholders with respect to such shares after January 6, 2014, but on or before February 27, 2014, and who wish to vote those shares at the Annual General Meeting, will need to obtain a proxy, executed in their favor, from the registered holder of those shares as of the record date to vote their shares in person at the Annual General Meeting. Shareholders of record (as opposed to beneficial owners) as of the record date who have sold their shares prior to the Annual General Meeting are not entitled to vote those shares.

Granting of Proxy

If you are a shareholder of record and do not wish to attend the Annual General Meeting in person, you have the right to grant your voting proxy to Bratschi Wiederkehr & Buob, Attorneys-at-Law, Bahnhofstrasse 70, P.O. Box 1130, CH-8021, Zürich, Switzerland, Fax +41 58 258 1099, as independent proxy, by checking the appropriate box on the enclosed proxy card, or grant a written proxy to any other person, which person does not need to be a shareholder. For further information, refer to “How do I appoint and vote via an independent proxy?”

The proxies granted to the independent proxy must be received by the independent proxy no later than 11:00 a.m. on March 5, 2014, Central European Time.

Registered shareholders who have appointed the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. Revocations must be received by the independent proxy no later than 11:00 a.m. on March 5, 2014, Central European Time.

With regard to the items listed on the agenda and without any explicit instructions to the contrary, the independent proxy is instructed to vote according to the recommendations of the Board of Directors. If new agenda items (other than those on the agenda) or new proposals or motions regarding agenda items set out in the invitation to the Annual General Meeting are put forth before the meeting (if permitted under applicable laws and regulations), the independent proxy is, in the absence of other specific instructions, instructed to vote in accordance with the recommendations of the Board of Directors.

Beneficial owners who have not obtained a proxy, executed in their favor, from their broker, custodian or other nominee, are not entitled to vote in person at, or participate in, the Annual General Meeting.

For further information, refer to “What is the difference between holding shares as a shareholder of record and as a beneficial owner?”

Tyco Annual Report

The Tyco International Ltd. 2013 Annual Report containing our audited consolidated financial statements with accompanying notes and Tyco’s audited Swiss statutory financial statements prepared in accordance with Swiss law, which include required Swiss disclosures and the reports of the auditors, is available on the Company’s Web site in the Investor Relations Section at www.tyco.com. Copies of these documents may be obtained without charge by contacting Tyco by phone at +41 52 633 02 44. Copies may also be obtained without charge by contacting Investor Relations in writing, or may be physically inspected, at the offices of Tyco International Ltd., Victor von Bruns-Strasse 21, CH-8212 Neuhausen am Rheinfall, Switzerland.

AGENDA ITEMS

PROPOSAL NUMBER ONE – APPROVAL OF THE ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report to Shareholders for the fiscal year ended September 27, 2013, which accompanies this proxy statement, includes the parent company stand-alone financial statements of Tyco (which do not consolidate the results of operations for Tyco’s subsidiaries) and Tyco’s consolidated financial statements for the fiscal year ended September 27, 2013, and contains the reports of our statutory auditor and our independent registered public accounting firm, as well as information on Tyco’s business, organization and strategy. Copies of our 2013 Annual Report and this proxy statement are available on the Internet in the Investor Relations section of our website at www.tyco.com.

Deloitte AG (Zürich), as the Company’s statutory auditor, has issued an unqualified recommendation to the Annual General Meeting that Tyco’s parent company stand-alone financial statements be approved. As the Company’s statutory auditor, Deloitte AG (Zürich) has expressed its opinion that the financial statements for the period ended September 27, 2013 comply with Swiss law and our Articles of Association.

Deloitte AG (Zürich) has also issued a recommendation to the Annual General Meeting that the Company’s consolidated financial statements be approved. As the Company’s statutory auditor, Deloitte AG (Zürich) has expressed its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of Tyco, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and comply with Swiss law.

Representatives of Deloitte AG (Zürich), will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Under Swiss law, our annual report, parent company stand-alone financial statements of Tyco and consolidated financial statements for the fiscal year ended September 27, 2013 must be submitted to shareholders for approval at each Annual General Meeting. Approval of the annual report and financial statements requires the affirmative vote of a relative majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Abstentions, broker non-votes, blank and invalid votes are disregarded in establishing the number of votes cast.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the Company’s annual report, parent company financial statements of Tyco and consolidated financial statements for the fiscal year ended September 27, 2013.

PROPOSAL NUMBER TWO – DISCHARGE OF THE BOARD OF DIRECTORS FROM LIABILITY FOR ACTIVITIES DURING THE FISCAL YEAR ENDED SEPTEMBER 27, 2013

Our Board of Directors has proposed that the members of the Board of Directors be discharged from liability for activities during the fiscal year ended September 27, 2013.

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors from liability for their activities during the fiscal year ended September 27, 2013.

This discharge is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against the directors. The discharge of the Board of Directors requires the affirmative vote of a relative majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Abstentions, broker non-votes, blank and invalid votes are disregarded in establishing the number of votes cast.

The Board unanimously recommends that shareholders vote FOR the discharge of the members of the Board of Directors from liability for activities during the fiscal year ended September 27, 2013.

PROPOSAL NUMBER THREE – ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the Annual General Meeting a slate of 11 nominees, including two new nominees. The current members of the Board who are standing for reelection are Ms. Wijnberg, Dr. O’Neill and Messrs. Breen, Daniels, Drendel, Duperreault, Gupta, Oliver and Yost. The new nominees are Mr. Herman Bulls and Mr. Jürgen Tinggren. Biographical information regarding each of the nominees is set forth below. We are not aware of any reason why any of the nominees will not be able to serve if elected. The term of office for members of the Board of Directors commences upon election and terminates upon completion of the first Annual General Meeting of Shareholders following election.

The Nominating and Governance Committee has not nominated Mr. Jack Krol, a current Board member, for election at the 2014 Annual General Meeting because Mr. Krol has decided not to stand for election to another term on our Board, effective as of the end of his current term. The Board wishes to thank Mr. Krol for his significant contributions to Tyco during his 12 years of service on the Board.

NEW NOMINEES FOR ELECTION

Herman Bulls— Mr. Bulls, age 57, is the founder and Chairman of Jones Lang LaSalle’s Public Institutions specialty, a practice focused on delivering integrated real estate solutions to government entities, nonprofit organizations, transportation facilities, and higher education institutions. He also serves as an International Director of Global Markets at Jones Lang LaSalle focusing on client relationships and mergers and acquisitions. Mr. Bulls serves as Chief Executive Officer of Bulls Advisory Group, a real estate consulting and advisory firm. He also co-founded and served as President and CEO of Bulls Capital Partners, a commercial mortgage banking firm. Before joining Jones Lang LaSalle, Mr. Bulls completed almost 12 years of active duty service with the United States Army and retired as a Colonel in the U.S. Army Reserves in 2008. He is a member of the Executive Leadership Council, an organization of senior African American business executives from Fortune 500 companies, and former Chairman of the Board of Directors of the Executive Leadership Foundation. He is former Vice Chairman, West Point Association of Graduates Board of Directors and is currently a board member, and is a member of Leadership Washington and the Real Estate Executive Council. Mr. Bulls is a founding member and served as the inaugural President of the African American Real Estate Professionals of Washington, D.C. He is also a member of the Real Estate Advisory Committee for the New York State Teachers’ Retirement System. Mr. Bulls is on the board of directors of Comfort Systems, USA, Inc., a provider of heating, ventilation and air conditioning services; Rasmussen Inc., a post-secondary for profit educational services organization; USAA, a provider of banking, insurance and investment management services to the military community; and Exelis Inc., an aerospace and defense firm. Mr. Bulls received a bachelor of science degree in engineering from the U.S. Military Academy at West Point and a master’s of business administration degree in finance from Harvard Business School. Mr. Bulls’ qualifications to serve on our Board include his over 35 years of experience in development, leadership, operations, teaching, investment management and business development/retention.

Jürgen Tinggren—Mr. Tinggren, age 55, was the chief executive officer of the Schindler Group, a global provider of elevators, escalators and related services, through December 2013 and has been proposed for election to the board of directors of Schindler in March 2014. He joined the Group Executive Committee of Schindler in April, 1997, initially with responsibility for Europe and thereafter for the Asia/Pacific region and the Technology and Strategic Procurement. In 2007, he was appointed Chief Executive Officer and President of the Group Executive Committee of the Schindler Group. Mr.Tinggren also serves on the Board of Schenker Winkler Holding and has been proposed for election to the Board of the Sika Group in April 2014. He also is a Board member of the Swiss American

Chamber of Commerce and a Lead Counselor of The Conference Board. Mr. Tinggren holds a joint MBA from the Stockholm School of Economics and New York University Business School. Mr. Tinggren’s qualifications to serve on our Board include his extensive global business experience with Schindler, his familiarity with our home jurisdiction of Switzerland and with European and non-U.S. markets in general, and his experience as the chief executive of a publicly traded global enterprise.

CURRENT MEMBERS NOMINATED FOR REELECTION

Edward D. Breen—Mr. Breen, age 57, was our Chairman and Chief Executive Officer from July 2002 to September 28, 2012. Upon completion of the spin-offs of ADT and Tyco Flow Control in September 2012, Mr. Breen stepped down from his role as Chief Executive Officer and continued as Chairman of the Board of Directors. Prior to joining Tyco, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola’s Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola’s Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument’s Broadband Networks Group. Mr. Breen was a director of McLeod USA Incorporated from 2001 to 2005 and Comcast Corporation from 2005 to 2011. Mr. Breen is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm. Mr. Breen’s extensive experience and leadership in the communications and technology equipment industries, including the cable and broadband industries, and his service as our Chief Executive Officer from 2002 to 2013, render him qualified to serve as one of our directors.

Michael E. Daniels—Mr. Daniels, age 59, joined our Board in March 2010. Prior to his retirement in March 2013, Mr. Daniels was the Senior Vice President of the Global Technology Services group of International Business Machines Corporation, a business and IT services company with operations in more than 160 countries around the world. In this role, Mr. Daniels had worldwide responsibility for IBM’s Global Services business operations in outsourcing services, integrated technology services, maintenance, and Global Business Services, the consulting and applications management arm of Global Services. Since he joined IBM in 1976, Mr. Daniels held a number of leadership positions in sales, marketing, and services, and was general manager of several sales and services businesses, including IBM’s Sales and Distribution operations in the United States, Canada and Latin America, its Global Services team in the Asia Pacific region, Product Support Services, Availability Services, and Systems Solutions. Mr. Daniels also serves as a director of SS&C Technologies, a provider of specialized software, software enabled-services and software as a service solutions to the financial services industry. He is a graduate of the Holy Cross College in Massachusetts with a degree in political science, and is also a trustee of Holy Cross. Mr. Daniels’ qualifications to serve on our board include his extensive global business experience with IBM, his sales, marketing and services expertise and his deep understanding of enterprise technology.

Frank M. Drendel—Mr. Drendel, age 68, joined our Board in October 2012. He is currently Non-Executive Chairman of the Board of CommScope Holding Company, Inc., a public company that develops infrastructure solutions for communications networks in more than 100 countries. Prior to the acquisition of CommScope by funds affiliated with The Carlyle Group in January 2011, Mr. Drendel served as Chief Executive Officer of CommScope from its founding in 1976. He also served as Chairman since July 1997, when CommScope was spun-off from General Instrument Corporation. While at CommScope, Mr. Drendel also served as a director of GI Delaware, a subsidiary of General Instrument Corporation, and its predecessors from 1987 to 1992, a director of General Instrument Corporation from 1992 until 1997, and a director of NextLevel Systems, Inc. (which was renamed General Instrument Corporation) from 1997 until January 2000. Mr. Drendel was formerly a director of Sprint Nextel Corporation from 2005 to 2008 and a director of Nextel Communications, Inc. from 1997 to 2005. Mr. Drendel is a director of the National Cable & Telecommunications Association. He holds a bachelor’s degree in marketing from Northern Illinois University. Mr. Drendel’s qualifications to serve on our board include his extensive experience as an executive officer in the data communications and technology industries.

Brian Duperreault—Mr. Duperreault, age 66, joined our Board in March 2004. Mr. Duperreault served as President, Chief Executive Officer and director of Marsh & McLennan Companies, Inc. from January 2008 until his retirement in December 2012. Previously he served as Chairman of ACE Limited, an international provider of a broad range of insurance and reinsurance products, from October 1994 to May 2007. He served as Chief Executive Officer of ACE Limited from October 1994 through May 2004, and as its President from October 1994 through November 1999. Prior to joining ACE, Mr. Duperreault was employed with American Insurance Group (“AIG”) since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of American International Underwriters Inc. (“AIU”) from April 1994 to September 1994. Mr. Duperreault was President of AIU from 1991 to April 1994, and Chief Executive Officer of AIG affiliates in Japan and Korea from 1989 until 1991. Mr. Duperreault is a member of the Board of Directors of the IESE Business School. He also serves as Chairman of the Spending and Government Efficiency Commission for the Government of Bermuda, Chairman of the Federal Advisory Committee on Insurance, the Board of Overseers of the School of Risk Management of St. John’s University and the Bermuda Institute of Ocean Sciences. Previously, Mr. Duperreault also served as a director of the Bank of N.T. Butterfield & Son, Ltd., a provider of international financial services. Mr. Duperreault is our Lead Director and chair of the Company’s Nominating and Governance Committee. Mr. Duperreault’s qualifications to serve on the board include his extensive experience as an executive and board member of publicly traded companies, his experience in risk management and his global business experience and leadership.

Rajiv L. Gupta—Mr. Gupta, age 68, joined our Board in March 2005. Mr. Gupta served as Chairman and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, from 1999 to 2009. He served as Vice Chairman of Rohm and Haas Company from 1998 to 1999, Director of the Electronic Materials business from 1996 to 1999, and Vice President and Regional Director of the Asia-Pacific Region from 1993 to 1998. Mr. Gupta holds a B.S. degree in mechanical engineering from the Indian Institute of Technology, an M.S. in operations research from Cornell University and an M.B.A. in finance from Drexel University. Mr. Gupta also is a director of the Vanguard Group, Hewlett-Packard Company, Delphi Automotive, plc and a number of private companies. He serves as Chairman of Avantor Performance Materials, Inc., a privately held maker of performance materials. He is also a senior advisor of New Mountain Capital LLC. Mr. Gupta is the chair of the Company’s Compensation Committee. Mr. Gupta’s qualifications to serve on the board include his broad international leadership experience as an executive at Rohm and Haas, his engineering and science background, and his corporate governance experience as a board member and executive in several publicly traded and private companies.

George R. Oliver—Mr. Oliver, age 53, is our Chief Executive Officer. He joined Tyco in July 2006, serving as president of Tyco Safety Products from 2006 to 2010 and as president of Tyco Electrical & Metal Products from 2007 through 2010. He was appointed president of Tyco Fire Protection in 2011. Before joining Tyco, he served in operational leadership roles of increasing responsibility at several General Electric divisions. Mr. Oliver serves as a director on the boards of Raytheon Company and Atkore International Inc., the latter of which is an equity investment of Tyco, and is a trustee of Worcester Polytechnic Institute. Mr. Oliver has a bachelor’s degree in mechanical engineering from Worcester Polytechnic Institute. Mr. Oliver’s qualifications to serve on the board include his extensive leadership experience as an executive and his position as the Chief Executive Officer of Tyco.

Brendan R. O’Neill—Dr. O’Neill, age 65, joined our Board in March 2003. Dr. O’Neill was Chief Executive Officer and director of Imperial Chemical Industries PLC (“ICI”), a manufacturer of specialty products and paints, until April 2003. Dr. O’Neill joined ICI in 1998 as its Chief Operating Officer and Director, and was promoted to Chief Executive Officer in 1999. Prior to Dr. O’Neill’s career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O’Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He has an M.A. from the University of Cambridge and a Ph.D. in chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.). Dr. O’Neill is a director of Endurance Specialty Holdings Ltd., Informa plc and Towers Watson & Co. He chairs the Audit Committee of Informa plc. Dr. O’Neill was also a director of Rank Group, a hospitality and leisure business from 2005 to 2007 and Aegis Group Plc, a global market research company, from 2005 to 2009. Dr. O’Neill is the chair of the Audit Committee. Dr. O’Neill is qualified to serve on the board because of his extensive experience in executive positions, his service as a director for a broad spectrum of international companies and his financial acumen and understanding of accounting principles.

Sandra S. Wijnberg—Ms. Wijnberg, age 57, joined our Board in March 2003. In March 2007, Ms. Wijnberg was named Chief Administrative Officer of Aquiline Holdings LLC, a registered investment advisor. From January 2000 to April 2006, Ms. Wijnberg was the Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Before joining Marsh & McLennan Companies, Inc., Ms. Wijnberg served as a Senior Vice President and Treasurer of Yum! Brands (previously Tricon Global Restaurants, Inc.) and held various positions at PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an M.B.A. from the University of Southern California. Ms. Wijnberg also served on the board of Tyco Electronics Ltd., a manufacturer of electronic parts and equipment, from 2007 to 2009. Ms. Wijnberg’s qualifications to serve on the board include her significant experience as an executive in leadership positions in financial services companies and her financial acumen gained as the chief financial officer of a publicly traded company.

R. David Yost—Mr. Yost, age 66, joined our Board in March 2009. Mr. Yost served as Director and Chief Executive Officer of AmerisourceBergen, a comprehensive pharmaceutical services provider, from August 2001 to June 30, 2011 when he retired. He was President of AmerisourceBergen from August 2001 to October 2002, Chairman and Chief Executive Officer of AmeriSource Health Corporation from December 2000 to August 2001, and President and Chief Executive Officer of AmeriSource from May 1997 to December 2000. Mr. Yost also held a variety of other positions with AmeriSource Health Corporation and its predecessors from 1974 to 1997. Mr. Yost also serves as a director of Exelis Inc., a diversified global aerospace, defense and information solutions company, Marsh & McLennan Companies, Inc., and Bank of America. Mr. Yost is a graduate of the U.S. Air Force Academy and holds an M.B.A. from the University of California, Los Angeles. Mr. Yost’s qualifications to serve on the board include his extensive leadership and corporate governance experience gained as the chief executive and director of a large publicly traded company in the pharmaceutical industry.

Election of each Director requires the affirmative vote of an absolute majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy (so long as the number of candidates does not exceed the number of Board positions available), whereby blank votes and abstentions are included in establishing the number of votes cast. Shareholders are entitled to one vote per share for each of the Directors to be elected.

The Board unanimously recommends that shareholders vote FOR the election of all of the nominees for Director to serve until the completion of the next Annual General Meeting.

PROPOSAL NUMBER FOUR – ELECTION OF THE CHAIR OF THE BOARD

Pursuant to recent changes to Swiss law, the authority to elect the chair of our Board of Directors is now vested with shareholders. The chair elected at the Annual General Meeting will have the same powers and duties as currently provided for in our Articles of Association and organizational regulations.

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated our current chair, Mr. Edward D. Breen, for election by shareholders as the chair of the Board of Directors. Biographical information regarding Mr. Edward D. Breen may be found under Proposal Number Three—Election of Directors. Tyco is not aware of any reason why the nominee will not be able to serve if elected. The term of office for the chair of the Board of Directors commences upon election and terminates after completion of the first Annual General Meeting following election.

Election of the chair of the Board of Directors requires the affirmative vote of an absolute majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy, whereby blank votes and abstentions are included in establishing the number of votes cast.

The Board unanimously recommends that shareholders vote FOR the election of Mr. Edward D. Breen as chair of the Board of Directors to serve until completion of the next Annual General Meeting.

PROPOSAL NUMBER FIVE – ELECTION OF THE MEMBERS OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

Pursuant to recent changes to Swiss law, the authority to elect the members of the Compensation Committee of the Board of Directors is now vested with shareholders. The members of the Compensation Committee elected by the Annual General Meeting will have the same powers and duties as currently provided for in our Compensation Committee Charter as amended from time to time. The Board of Directors intends, in accordance with the new requirements of Swiss law, to propose an amendment to our Articles of Association at the 2015 Annual General Meeting to reflect this new Swiss corporate governance law requirement.

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the Annual General Meeting a slate of three nominees, all of whom are currently serving on the Compensation Committee. The nominees are Rajiv L. Gupta, Sandra S. Wijnberg and R. David Yost. Biographical information regarding may be found under Proposal Number Three—Election of Directors. Tyco is not aware of any reason why any of the nominees will not be able to serve if elected. The term of office for the members of the Compensation Committee commences upon election and terminates after completion of the first Annual General Meeting following election.

Election of the members of the Compensation Committee requires the affirmative vote of an absolute majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy (so long as the number of candidates does not exceed the number of Compensation Committee positions available), whereby blank votes and abstentions are included in establishing the number of votes cast. Shareholders are entitled to one vote per share for each of the members of the Compensation Committee to be elected.

The Board unanimously recommends that shareholders vote FOR the election of all of the nominees for the Compensation Committee to serve until completion of the next Annual General Meeting.

PROPOSAL NUMBER SIX – ELECTION OF AUDITORS

Proposal 6(a)—Appointment of Statutory Auditors

Our shareholders must elect a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and parent company stand-alone financial statements that are required under Swiss law. The Board has recommended that Deloitte AG (Zürich), General Guisan-Quai 38, 8002 Zürich, Switzerland, be elected as our statutory auditor for our consolidated financial statements and the parent company financial statements of Tyco International Ltd. until our next Annual General Meeting.

Representatives of Deloitte AG (Zürich) will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

For independent auditor fee information and information on our pre-approval policy of audit and non-audit services, see Proposal 6.b below. Please also see the Audit Committee Report included in this Proxy Statement for additional information about our statutory auditors.

The appointment of the statutory auditors requires the affirmative vote of an absolute majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy, whereby blank votes and abstentions are included in establishing the number of votes cast.

The Audit Committee and the Board unanimously recommend a vote FOR the election of Deloitte AG (Zürich) as the Company’s statutory auditor until our next Annual General Meeting.

Proposal 6(b)—Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors recommends that shareholders ratify the appointment of Deloitte & Touche LLP (United States), 30 Rockefeller Plaza, New York, NY 10111, an affiliate of Deloitte AG (Zürich), as Tyco’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending September 26, 2014.

The Audit Committee is responsible for the annual retention of our independent registered public accounting firm, subject to shareholder ratification at the Annual General Meeting. The Audit Committee is directly responsible for the appointment, compensation, oversight and evaluation of performance of the work of the external auditors. The Audit Committee has recommended the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending September 26, 2014.

Representatives of Deloitte & Touche LLP are expected to be at the Annual General Meeting and they will be available to respond to appropriate questions.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered to Tyco by Deloitte AG (Zürich) and Deloitte & Touche LLP (collectively “Deloitte”) as of and for the fiscal years ended September 27, 2013 and

September 28, 2012 are set forth below. The aggregate fees included are fees billed or reasonably expected to be billed for the applicable fiscal year.

	Fiscal Year 2013		Fiscal Year 2012
	(in millions	)	(in millions	)
Audit Fees	$17.3		$23.6
Audit-Related Fees	0.2		17.7
Tax Fees	1.9		1.2

Total	$19.4		$42.5

Audit Fees for the fiscal years ended September 27, 2013 and September 28, 2012 were for professional services rendered for the integrated audits of our consolidated financial statements and internal controls over financial reporting, quarterly reviews of the condensed consolidated financial statements included in Tyco’s Quarterly Reports on Form 10-Q, statutory audits, consents, comfort letters, international filings and other assistance required to complete the year-end audit of the consolidated financial statements. Approximately $630,000 of statutory audit fees that were approved during fiscal 2012 related to Tyco Flow Control entities are excluded from these amounts as all or a portion of these fees are for the account of Pentair.

Audit-Related Fees for the fiscal year ended September 27, 2013 were for services related to statutory audits in various countries and for accounting and disclosure consultations. Fees for the fiscal year ended September 28, 2012 were primarily related to services rendered in connection with the Company’s spin-offs of ADT and Tyco Flow Control (and subsequent combination of Tyco Flow Control and Pentair, Inc.), including audits of carve-out financial statements for ADT and Tyco Flow Control.

Tax Fees for the fiscal years ended September 27, 2013 and September 28, 2012 were for tax compliance and planning services.

None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

In March 2004, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. The policy provides that the Corporate Controller will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Audit Committee with respect to pre-approved services, and ensuring compliance with the policy.

Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. No service may extend for more than 12 months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the Corporate Controller or his or her delegate.

In accordance with the policy, the chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors for a specific service when the entire Committee is unable to do so. All such pre-approvals must be reported to the Audit Committee at the next Committee meeting.

Please see the Audit Committee Report included in this proxy statement for additional information about Deloitte & Touche LLP. The appointment of the independent registered public accounting firm requires the affirmative vote of an absolute majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy, whereby blank votes and abstentions are included in establishing the number of votes cast.

The Audit Committee and the Board unanimously recommend that shareholders vote FOR the ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

Proposal 6(c)—Appointment of Special Auditors

Under Swiss law, special reports by an auditor are required in connection with certain corporate transactions, including certain types of increases or decreases in share capital. Because of the auditor independence requirements under U.S. federal securities laws, we do not believe Deloitte AG (Zürich) can act as our special auditing firm with respect to certain types of corporate transactions.

Our Board of Directors has recommended that the election of PricewaterhouseCoopers AG (Zürich) Birchstrasse 160, CH-8050 Zürich, Switzerland as special auditing firm until our next Annual General Meeting be submitted for consideration at the Annual General Meeting.

The appointment of the special auditors requires the affirmative vote of an absolute majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy, whereby blank votes and abstentions are included in establishing the number of votes cast.

The Audit Committee and the Board unanimously recommend that shareholders vote FOR the appointment of PricewaterhouseCoopers AG (Zürich) as the Company’s special auditing firm until our next Annual General Meeting.

PROPOSAL NUMBER SEVEN – ELECTION OF INDEPENDENT PROXY

Pursuant to recent changes to Swiss law, the authority to elect the independent proxy is now vested with shareholders. The independent proxy elected by the Annual General Meeting will serve as independent proxy at the 2015 Annual General Meeting and at any extraordinary general meeting of shareholders until the 2015 Annual General Meeting.

The Board has nominated for election as independent proxy at the Annual General Meeting Bratschi Wiederkehr & Buob, Attorneys-at-Law, Bahnhofstrasse 70, P.O. Box 1130, CH-8021 Zurich, which is currently serving as independent proxy.

Election of the independent proxy requires the affirmative vote of an absolute majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy, whereby blank votes and abstentions are included in establishing the number of votes cast.

The Board unanimously recommends that shareholders vote FOR the election of Bratschi Wiederkehr & Buob, Attorneys-at-Law as independent proxy to serve until completion of our next Annual General Meeting.

PROPOSAL NUMBER EIGHT – APPROVAL OF THE APPROPRIATION OF FISCAL YEAR 2013 RESULTS

The Board of Directors proposes Tyco’s net income as shown below be used to reduce the Company’s allocated deficit in its statutory accounts. Tyco’s net income for fiscal 2013 increases total shareholders’ equity in Tyco’s statutory accounts. The proposed corresponding reduction of accumulated deficit does not have an impact on net equity. The Company’s net income in its standalone statutory accounts for fiscal 2013 is derived primarily from intercompany transactions in fiscal 2013, and is separate from the Company’s net income reported in its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles. The following table shows the appropriation of net income in Swiss francs and U.S. dollars (converted from Swiss francs as of September 27, 2013) as proposed by the Board:

	Swiss francs		U.S. dollars
Accumulated deficit, beginning of period	CHF	(20,403,611,373)	$(22,412,346,913)
Net income	CHF	2,784,081,847	$3,058,174,705
Accumulated deficit, carried forward	CHF	(17,619,529,526)	$(19,354,172,208)

The Board of Directors proposes that the Company’s net income of CHF 2,784,081,847 be used to reduce the accumulated deficit in accordance with the table above. Under Swiss law, the appropriation of the Company’s balance sheet results is customarily submitted to shareholders for resolution at each Annual General Meeting.

The appropriation of fiscal 2013 results requires the affirmative vote of a relative majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Abstentions, broker non-votes, blank and invalid votes are disregarded in establishing the number of votes cast.

The Board unanimously recommends that shareholders vote FOR using the Company’s net income to reduce the accumulated deficit.

PROPOSAL NUMBER NINE – APPROVAL OF ORDINARY CASH DIVIDEND OUT OF CONTRIBUTION RESERVES

The Board of Directors proposes that an ordinary cash dividend in the amount of $0.72 per share be made out of Tyco’s “contributed surplus” equity position in its Swiss statutory accounts. Payment of the dividend will be made in four equal quarterly installments of $0.18 in May 2014, August 2014, November 2014 and February 2015 at such times and with such record dates as shall be determined by our Board of Directors. Dividend payments shall be made with respect to the outstanding share capital of the Company on the record date for the applicable dividend payment, which amount excludes any shares held by the Company or any of its subsidiaries. The deduction to Tyco’s contributed surplus in its Swiss statutory accounts, which is required to be made in Swiss francs, shall be determined based on the aggregate amount of the dividend and shall be calculated based on the USD / CHF exchange rate in effect on the date of the Annual General Meeting.

If the proposal is approved, the U.S. dollar amount of the dividend shall be capped at an amount such that the aggregate reduction to the Company’s contributed surplus shall not exceed CHF 630 million (or approximately $[—] per share based on the USD / CHF exchange rate of CHF [—] per $1.00 in effect on January [—], 2014). To the extent that a dividend payment would exceed the cap, the U.S. dollar per share amount of the current or future dividends shall be reduced so that the aggregate amount of all dividends paid does not exceed the cap. No further installment payments could then be made. In addition, the aggregate reduction in contributed surplus shall be increased for any shares issued, and decreased for any shares acquired, after the Annual General Meeting and before the record date for the applicable dividend installment payment.

The Board’s proposal is accompanied by a report by the auditor, Deloitte AG (Zürich), as state supervised auditing enterprise, who will be present at the meeting. The auditor’s report states that the proposed dividend complies with Swiss law and the Company’s Articles of Association.

The approval of an ordinary cash dividend requires the affirmative vote of a relative majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Abstentions, broker non-votes, blank and invalid votes are disregarded in establishing the number of votes cast.

The Board unanimously recommends that shareholders vote FOR the approval of the payment of an ordinary cash dividend.

PROPOSAL NUMBER TEN – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that providing shareholders with an advisory vote on executive compensation can produce useful information on investor sentiment with regard to the Company’s executive compensation programs. As a result, this proposal provides shareholders with the opportunity to cast an advisory vote on the compensation of our executive management team, as described in the section of this Proxy Statement entitled “Compensation Discussion & Analysis,” and endorse or not endorse our fiscal 2013 executive compensation philosophy, programs and policies and the compensation paid to the Executive Officers.

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a relative majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Abstentions, broker non-votes, blank and invalid votes are disregarded in establishing the number of votes cast.

Although the vote is non-binding, our Board and the Compensation Committee will review the voting results. To the extent there is a significant negative vote, we would communicate directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

The Board unanimously recommends that shareholders support this proposal and vote FOR the following resolution:

“RESOLVED, that shareholders approve, on an advisory basis, the compensation of the Company’s Executive Officers, as disclosed in the Compensation Discussion & Analysis section of this Proxy Statement.”

GOVERNANCE OF THE COMPANY

Our corporate governance principles are embodied in a formal document that has been approved by Tyco’s Board of Directors (the “Board”). It is posted on our website at www.tyco.com under the heading “About—Board of Directors.” We will also provide a copy of the corporate governance principles to shareholders upon request.

Vision and Values of Our Board

Tyco’s Board is responsible for directing and overseeing the management of Tyco’s business in the best interests of the shareholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board selects and monitors top management, provides oversight for financial reporting and legal compliance, determines Tyco’s governance principles and implements its governance policies. The Board, together with management, is responsible for establishing Tyco’s values and code of conduct and for setting strategic direction and priorities.

While Tyco’s strategy evolves in response to changing market conditions, Tyco’s vision and values are enduring. Our governance principles, along with our vision and values, constitute the foundation upon which Tyco’s governance policies are built. Our vision, values and principles are discussed below.

Tyco believes that good governance requires not only an effective set of specific practices but also a culture of responsibility throughout the firm, and governance at Tyco is intended to optimize both. Tyco also believes that good governance ultimately depends on the quality of its leadership, and it is committed to recruiting and retaining Directors and officers of proven leadership ability and personal integrity.

Tyco Vision: Why We Exist and the Essence of Our Business

Tyco is dedicated to advancing fire safety and security by finding innovative ways to save lives, improve businesses and protect people where they live and work. Our aim is to be our customers’ first choice in every market we serve by exceeding commitments, providing new technology solutions, leveraging our diverse brands, driving operational excellence, and committing to the highest standards of business practices—all of which will drive Tyco’s long-term growth, value, and success.

Tyco Values: How We Seek to Conduct Ourselves

■	Integrity: We demand of each other and ourselves the highest standards of individual and corporate integrity. We safeguard Company assets. We foster an environment of trust with our co-workers, customers, communities and suppliers. We comply with all Company policies and laws, and create an environment of transparency in which all reporting requirements are met.

■	Excellence: We continually challenge each other to improve our products, our processes and ourselves. We strive always to understand our customers’ businesses and help them achieve their goals. We serve our customers not only by responding to their needs, but also anticipating them. We are dedicated to diversity, fair treatment, mutual respect and trust. We aspire to produce our products and serve our customers with zero harm to people and the environment.

■	Teamwork: We foster an environment that encourages innovation, creativity and results through teamwork. We practice leadership that teaches, inspires and promotes full participation and career development. We encourage open and effective communication and interaction across Tyco, and actively work together to keep each other safe.

■	Accountability: We honor and hold ourselves accountable for the commitments we make, and take personal responsibility for all actions and results. We create an operating discipline of continuous improvement that is an integral part of our culture.

Tyco Goals: What We Seek to Achieve

■	Governance: Adhere to the best standards of corporate governance for Tyco by establishing processes and practices that promote and ensure integrity, compliance and accountability.

■	Customers: Fully understand and exceed our customers’ needs, wants and preferences and provide greater value to our customers than our competition.

■	Growth: Focus on strategies to achieve organic growth targets and deploy cash for growth and value creation.

■	Culture: Build on Tyco’s reputation and image internally and externally while driving initiatives to ensure Tyco remains an employer of choice.

■	Operational Excellence: Implement best-in-class operating practices and leverage Tyco-wide opportunities and best practices.

■	Financial Strength & Flexibility: Ensure that financial measures and shareholder return objectives are met.

Board of Directors

Mission of the Board of Directors: What the Board Intends to Accomplish

The mission of Tyco’s Board is to promote the long-term value and health of Tyco in the interests of the shareholders and set an ethical “tone at the top.” To this end, the Board provides management with strategic guidance, and also ensures that management adopts and implements procedures designed to promote both legal compliance and the highest standards of honesty, integrity and ethics throughout the organization.

Governance Principles: How the Board Oversees the Company

Active Board:    The Directors are well informed about Tyco and vigorous in their oversight of management.

Company Leadership:    The Directors, together with senior management, set Tyco’s strategic direction, review financial objectives, and establish the ethical tone for the management and leadership of Tyco.

Compliance with Laws and Ethics:    The Directors ensure that procedures and practices are in place designed to prevent and identify illegal or unethical conduct and to permit appropriate and timely redress should such conduct occur.

Inform and Listen to Investors and Regulators:    The Directors take steps to see that management discloses appropriate information fairly, fully, timely and accurately to investors and regulators, and that Tyco maintains a two-way communication channel with its investors and regulators.

Continuous Improvement:    The Directors remain abreast of new developments in corporate governance and they implement new procedures and practices as they deem appropriate.

Board Responsibilities

The Board is responsible for:

■	reviewing and approving management’s strategic and business plans;

■	reviewing and approving financial plans, objectives and actions, including significant capital allocations and expenditures;

■	monitoring management’s execution of corporate plans and objectives;

■	advising management on significant decisions and reviewing and approving major transactions;

■	identifying and recommending Director candidates for election by shareholders;

■	appraising the Company’s major risks and overseeing that appropriate risk management and control procedures are in place;

■	selecting, monitoring, evaluating, compensating and, if necessary, replacing the Chief Executive Officer and other senior executives, and seeing that organizational development and succession plans are maintained for these executive positions;

■	determining the Chief Executive Officer’s compensation, and approving the compensation of senior officers;

■	overseeing that procedures are in place designed to promote compliance with laws and regulations;

■	overseeing that procedures are in place designed to promote integrity and candor in the audit of the Company’s financial statements and operations, and in all financial reporting and disclosure;

■	designing and assessing the effectiveness of its own governance practices and procedures as well as Board and committee performance; and

■	periodically monitoring and reviewing shareholder communication.

Board Leadership

The business of Tyco is managed under the direction of Tyco’s Board, in the interest of the shareholders. The Board delegates its authority to senior management for managing the everyday affairs of Tyco. The Board requires that senior management review major actions and initiatives with the Board prior to implementation.

Upon completion of the spin-offs of ADT and Tyco Flow Control, Mr. Breen stepped down from his position as Chief Executive Officer, and continued in his role as chair of the Board. Mr. Oliver assumed the Chief Executive Officer position and Mr. Brian Duperreault became the lead Director. The Board believes that having a separate chair and Chief Executive Officer at this time is most appropriate for Tyco. To meet their responsibilities of overseeing management and setting strategic direction, as well as fostering the long-term value of the Company, among other responsibilities, directors are required to spend time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, the Board believes that having a separate non-executive chair who is responsible, along with the lead Director, for leading the Board allows Mr. Oliver, as Chief Executive Officer, to focus his time and energy on running the day-to-day operations of the Company, particularly at a time when Mr. Oliver is relatively new to the role. Having Mr. Breen act as chair also provides a degree of continuity of leadership. Further, Mr. Breen and Mr. Oliver have an open and constructive working relationship that the Board believes allows Mr. Breen to provide wise counsel and ask the tough questions capable of ensuring that the interests of shareholders are being properly served.

Tyco continues to have a strong governance structure, which includes:

■	a designated lead independent Director with a well-defined role (Mr. Brian Duperreault);

■	a Board entirely composed of independent members, with the exception of Messrs. Breen and Oliver;

■	annual election of Directors by a majority of votes represented at the Annual General Meeting;

■	committees that are entirely composed of independent Directors; and

■	established governance and ethics guidelines.

The lead Director acts as an intermediary between the Board and senior management. Among other things, the lead Director is responsible, along with the chair, for setting the agenda for Board meetings with Board and management input, facilitating communication among Directors and between the Board and the Chief Executive Officer, and working with the Chief Executive Officer to provide an appropriate information flow to the Board. The lead Director is responsible for calling and chairing executive sessions of the independent Directors. The lead Director and the chair are expected to foster a cohesive Board that cooperates with the Chief Executive Officer towards the ultimate goal of creating shareholder value.

Board Oversight of Risk

The Board’s role in risk oversight at Tyco is consistent with Tyco’s leadership structure, with management having day-to-day responsibility for assessing and managing Tyco’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on the most significant risks facing Tyco. The Board performs its risk oversight role in several ways. Board meetings regularly include strategic overviews by the Chief Executive Officer of Tyco that describe the most significant issues, including risks, affecting Tyco. In addition, the Board is regularly provided with business updates from the leader of each of Tyco’s reporting segments, and updates from the General Counsel. The Board reviews the risks associated with Tyco’s financial forecasts, business plan and operations. These risks are identified and managed in connection with Tyco’s robust enterprise risk management (“ERM”) process. The Company’s ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting and management of key risks. The Company’s ERM includes a formal process to identify and document the key risks to Tyco perceived by a variety of stakeholders in the enterprise, and is presented to the Board at least annually. In addition, as part of the ERM process, members of the Board perform site visits to Company operational sites. The lead Director and management determine the appropriate operational site and the timing of the enterprise risk assessment meeting.

The Board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. For example:

■	The Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

■	The Compensation Committee reviews and discusses with management the extent to which the Company’s compensation policies and practices create or mitigate risks for the Company; and

■	The Nominating and Governance Committee reviews and discusses with management the implementation and effectiveness of the Company’s corporate governance policies, oversees the ERM process and is deeply involved in key management succession planning.

Board Capabilities

The Tyco Board as a whole is strong in its diversity, vision, strategy and business judgment. It possesses a robust collective knowledge of management and leadership, business operations, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and global markets.

The culture of the Board is such that it can operate swiftly and effectively in making key decisions and facing major challenges. Board meetings are conducted in an environment of trust, open dialogue and mutual respect that encourages constructive commentary. The Board strives to be informed, proactive and vigilant in its oversight of Tyco and protection of shareholder assets.

Board Committees

To conduct its business the Board maintains three standing committees: Audit, Compensation and Human Resources, and Nominating and Governance, and they are each entirely composed of independent Directors. Assignments to, and chairs of, the Audit and Compensation Committees are recommended by the Nominating and Governance Committee and selected by the Board. The independent Directors as a group elect the members and the chair of the Nominating and Governance committee. All committees report on their activities to the Board.

The lead Director may convene “special committees” to review material matters being considered by the Board. Special committees report their activities to the Board.

To ensure effective discussion and decision making while at the same time having a sufficient number of independent Directors for its three committees, the Board is normally constituted of between ten and thirteen Directors. The number of Directors is set forth in Tyco’s Articles of Association.

The Nominating and Governance Committee reviews the Board’s governance guidelines annually and recommends appropriate changes to the Board.

Board Meetings

The Board meets at least five times annually, and additional meetings may be called in accordance with Tyco’s Articles of Association and organizational regulations. Frequent board meetings are critical not only for timely decisions but also for Directors to be well informed about Tyco’s operations and issues. One of these meetings will be scheduled in conjunction with Tyco’s Annual General Meeting of shareholders and Board members are required to be in attendance at the Annual General Meeting either in person or by telephone. The lead Director and the chair of the Board, in consultation with the Chief Executive Officer, are responsible for setting meeting agendas with input from the other Directors.

Committee meetings are normally held in conjunction with Board meetings. Major committee decisions are reviewed and approved by the Board. The Board chair and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Presentations at Board meetings are concise and focused, and they include adequate time for discussion and decision-making. An executive session of independent Directors, chaired by the lead Director, is held at least annually, and in practice at most Board meetings.

Directors receive the agenda and materials for regularly scheduled meetings in advance. Best efforts are made to make materials available as soon as one week in advance, but no later than three days in advance. When practical, the same applies to special meetings of the Board. Directors may ask for additional information from, or meetings with, senior managers at any time.

Strategic planning and succession planning sessions are held annually at a regular Board meeting. The succession planning meeting focuses on the development and succession of not only the chief executive but also the other senior executives.

The Board’s intent is for Directors to attend all regularly scheduled Board and committee meetings. Directors are expected to use their best efforts to attend regularly scheduled Board and committee meetings in person. All independent Board members are welcome to attend any committee meeting.

Board and Committee Calendars

A calendar of agenda items for the regularly scheduled Board meetings and all regularly scheduled committee meetings is prepared annually by the chair of the Board in consultation with the lead Director, committee chairs, and all interested Directors.

Board Communication

Management speaks on behalf of Tyco, and the Board normally communicates through management with outside parties, including Tyco shareholders, business journalists, analysts, rating agencies and government regulators. The Board has established a process for interested parties to communicate with members of the Board, including the lead Director. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can reach the Tyco Board of Directors via email at directors@tyco.com. Shareholders, customers, vendors, suppliers and employees can also raise concerns at https://www.vitaltycoconcerns.com. Inquiries can be submitted anonymously and confidentially.

All inquiries are received and reviewed by the Office of the Ombudsman. A report summarizing all items received resulting in cases is prepared for the Audit Committee of the Board. The Office of the Ombudsman directs cases to the applicable department (such as customer service, human resources or in the case of accounting or control issues, forensic audit) and follows up with the assigned case owner to ensure that the cases are responded to in a timely manner. The Board also reviews non-trivial shareholder communications received by management through the Corporate Secretary’s Office or Investor Relations.

Board Advisors

The Board and its committees (consistent with the provisions of their respective charters) may retain their own advisors, at the expense of Tyco, as they deem necessary in order to carry out their responsibilities.

Board Evaluation

The Nominating and Governance Committee coordinates an annual evaluation process by the Directors of the Board’s performance and procedures, as well as that of each committee. This evaluation leads to a full Board discussion of the results. In connection with the evaluation process:

■	the lead Director informally consults with each of the Directors;

■	the qualifications and performance of all Board members are reviewed in connection with their re-nomination to the Board;

■	the Nominating and Governance Committee, the Audit Committee and the Compensation Committee each conduct an annual self-evaluation of their performance and procedures, including the adequacy of their charters, and report those results to the Board.

Board Compensation and Stock Ownership

The Compensation Committee, in collaboration with the Nominating and Governance Committee, periodically reviews the Directors’ compensation and recommends changes in the level and mix of compensation to the full Board. See the Compensation Discussion and Analysis for a detailed discussion of the Compensation Committee’s role in determining executive compensation.

To help align Board and shareholder interests, Directors are encouraged to own Tyco common stock or its equivalent, with the guideline set at five times the annual cash retainer. Directors are expected to attain this minimum stock ownership guideline within five years of joining the Board. Once a Director satisfies the minimum stock ownership recommendation, the Director will remain qualified, regardless of market fluctuations, under the guideline as long as the Director does not sell any stock. All but two of our current Directors have met the minimum amount of five times the annual cash retainer. Both Mr. Daniels and Mr. Drendel joined the Board within the past five years and each of them is expected to reach the minimum stock ownership level within the recommended time period. Mr. Oliver receives no additional compensation for service as a Director.

Director Independence

To maintain its objective oversight of management, the Board consists of a substantial majority of independent Directors. Directors meet stringent definitions of independence and for those Directors that meet this definition, the Board will make an affirmative determination that a Director is independent. Independent Directors:

■	are not former officers or employees of Tyco or its subsidiaries or affiliates, nor have they served in that capacity within the last five years;

■	have no current or prior material relationships with Tyco aside from their Directorship that could affect their judgment;

■	have not worked for, nor have any immediate family members that have worked for, been retained by, or received anything of substantial value from Tyco aside from his or her compensation as a Director;

■	have no immediate family member who is an officer of Tyco or its subsidiaries or who has any current or past material relationship with Tyco;

■	do not work for, nor does any immediate family member work for, consult with, or otherwise provide services to, another publicly traded company on whose Board of Directors the Tyco Chief Executive Officer or other member of senior management serves;

■	do not serve as, nor does any immediate family member serve as, an executive officer of any entity with respect to which Tyco’s annual sales to, or purchases from, exceed 1% of either entity’s annual revenues for the prior fiscal year;

■	do not serve, nor does any immediate family member serve, on either the Board of Directors or the compensation committee of any corporation that employs either a nominee for Director or a member of the immediate family of any nominee for Director; and

■	do not serve, nor does any immediate family member serve, as a director, trustee, executive officer or similar position of a charitable or non-profit organization with respect to which Tyco or its subsidiaries made charitable contributions or payments in excess of 1% of such organization’s charitable receipts in the last fiscal year. In addition, a Director is not independent if he or she serves as a director, trustee, executive officer or similar position of a charitable organization if Tyco made payments to such charitable organization in an amount that exceeds 1% of Tyco’s total annual charitable contributions made during the last fiscal year.

The Board has determined that all of the Director nominees, with the exception of Mr. Oliver and Mr. Breen, meet these standards and are therefore independent of the Company.

Director Service

Directors are elected by an affirmative vote of an absolute majority of the votes represented (in person or by proxy) by shareholders at the Annual General Meeting. They serve for one-year terms (except in instances where a director is elected during a special meeting), ending on after completion of the next succeeding Annual General Meeting. Each Director must tender his or her resignation from the Board at the Annual General Meeting following his or her 72nd birthday. The Board may, in its discretion, waive this limit in special circumstances. Any nominee for Director who does not receive a majority of votes represented from the shareholders is not elected to the Board.

The Nominating and Governance Committee is responsible for the review of all Directors, and where necessary will take action to recommend to shareholders the removal of a Director for performance, which requires the affirmative vote of a majority of the votes present (in person or by proxy) at a duly called shareholder meeting.

Directors are expected to inform the Nominating and Governance Committee of any significant change in their employment or professional responsibilities and are required to offer their resignation to the Board in the event of such a change. This allows for discussion with the Nominating and Governance Committee to determine if it is in the mutual interest of both parties for the Director to continue on the Board.

The guideline is for committee chairs and the lead Director to:

■	serve in their respective roles five years, and

■	to rotate at the time of the Annual General Meeting following the completion of their fifth year of service.

The Board may choose to override these guiding principles in special circumstances or if it otherwise believes it is appropriate to do so.

Director Orientation and Education

A formal orientation program is provided to new Directors by the Corporate Secretary on Tyco’s mission, values, governance, compliance and business operations. In addition, a program of continuing education is annually provided to incumbent Directors, and it includes review of the Company’s Guide to Ethical Conduct. Directors are also encouraged to take advantage of outside continuing education relating to their duties as a Director and to subscribe to appropriate publications at the Company’s expense.

Other Directorships, Conflicts and Related Party Transactions

In order to provide sufficient time for informed participation in their board responsibilities:

■	non-executive Directors who are employed as chief executive officer of a publicly traded company are required to limit their external directorships of other public companies to two;

■	non-executive Directors who are otherwise fully employed are required to limit their external directorships of other public companies to three; and

■	non-executive Directors who are not fully employed are required to limit their external directorships of other public companies to five.

The Board may, in its discretion, waive these limits in special circumstances. When a Director, the Chief Executive Officer or other senior managers intend to serve on another board, the Nominating and Governance Committee is required to be notified. The Committee reviews the possibility of conflicts of interest or time constraints and must approve the officer’s or Director’s appointment to the outside board. Each Director is required to notify the chair of the Nominating and Governance Committee of any conflicts. The Chief Executive Officer may serve on no more than two other public company boards.

The company has a formal, written procedure intended to ensure compliance with the related party provisions in our Guide to Ethical Conduct and with our corporate governance principles. For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than ordinary course, arms-length transactions of less than 1% of the revenue of the counterparty. Transactions exceeding the 1% threshold, and any transaction involving consulting, financial advisory, legal or accounting services that could impair a Director’s independence, must be approved by our Nominating and Governance Committee. Any related party transaction in which an executive officer or a Director has a personal interest, or which could present a possible conflict under the Guide to Ethical Conduct, must be approved by a majority of disinterested directors, following appropriate disclosure of all material aspects of the transaction.

Under the rules of the Securities and Exchange Commission, public issuers such as Tyco must disclose certain “related person transactions.” These are transactions in which Tyco is a participant where the amount involved exceeds $120,000, and a Director, executive officer or holder of more than 5% of our common shares has a direct or indirect material interest. Although Tyco engaged in commercial transactions in the normal course of business with companies where Tyco’s Directors were employed and served as officers, none of these transactions exceeded 1% of Tyco’s gross revenues and these transactions are not considered to be related party transactions.

Guide to Ethical Conduct

We have adopted the Tyco Guide to Ethical Conduct, which applies to all employees, officers, and Directors of Tyco. The Guide to Ethical Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees. The Guide to Ethical Conduct also meets the requirements of a code of business, conduct and ethics under the listing standards of the NYSE. The Guide to Ethical Conduct is posted on our website at www.tyco.com under the heading “About—Our People and Values.” We will also provide a copy of the Guide to Ethical Conduct to shareholders upon request. We disclose any amendments to the Guide to Ethical Conduct, as well as any waivers for executive officers or Directors on our website at www.tyco.com under the heading “About—Our People and Values.”

Charitable Contributions

The Board understands that its members, or their immediate family members, serve as directors, trustees, executives, advisors and in other capacities with a host of other organizations. If Tyco directs a charitable donation to an organization in which a Tyco Director, or their immediate family member, serves as a director, trustee, executive, advisor, or in other capacities with the organization, the Board must approve the donation. Any such donation approved by the Board will be limited to an amount that is less than 1% of that organization’s annual charitable receipts, and less than 1% of Tyco’s total annual charitable contributions. In line with its matching gift policy for employees, Tyco will make an annual matching gift of up to $10,000 for each Director to qualifying charities.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director compensation for fiscal 2013 for non-employee directors consisted of an annual cash retainer of $100,000 and restricted stock units (“RSUs”) with a grant date value of approximately $120,000 and a one-year vesting term. The chair of the Board received an additional $50,000, the lead Director received an additional $30,000 and the chairs of the Compensation and Audit Committees received an additional $20,000. The chair of the Nominating and Governance Committee received an additional fee of $15,000. In addition, any member of a special committee of the Board receives meeting fees in an amount of $1,500 per day ($750 for telephonic meetings) for each special committee meeting that he or she attends. A Director who is also an employee receives no additional remuneration for services as a Director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Mr. Edward D. Breen	$150,000	$120,005	$354,513	$624,518
Mr. Michael E. Daniels	$100,000	$120,005	$-	$220,005
Mr. Frank M. Drendel	$100,000	$180,012	$10,000	$290,012
Mr. Brian Duperreault (L)(NC)	$145,000	$120,005	$-	$265,005
Mr. Rajiv L. Gupta (CC)	$120,000	$120,005	$10,000	$250,005
Mr. John A. Krol	$100,000	$120,005	$5,000	$225,005
Dr. Brendan R. O’Neill (AC)	$120,000	$120,005	$-	$240,005
Dr. William S. Stavropoulos	$43,681	$-	$10,000	$53,681
Ms. Sandra S. Wijnberg	$100,000	$120,005	$17,500	$237,505
Mr. R. David Yost	$100,000	$120,005	$10,000	$230,005

(L)=	Lead Director

(AC)=	Audit Committee Chair

(CC)=	Compensation Committee Chair

(NC)=	Nominating and Governance Committee Chair.

(1)	On September 28, 2012, Mr. Breen’s employment with the Company ended, and Mr. George Oliver was appointed the role of Chief Executive Officer. Mr. Breen continued in his role as chair of the Board of Directors and receives an annual chair fee of $50,000 in addition to the $100,000 cash retainer and $120,000 restricted stock units received by all Directors. During fiscal 2013, Dr. Stavropoulos resigned and was paid pro rata Director fees.

(2)	This column reflects the fair value of the entire amount of awards granted to Directors calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC)

Topic 718, excluding estimated forfeitures. The fair value of RSUs is computed by multiplying the total number of shares subject to the award by the closing market price of Tyco common stock on the date of grant. RSUs granted to Board members generally vest and the underlying units are converted to shares and delivered to Board members on the anniversary of the grant date. In addition to the annual grant, Mr. Drendel received a pro rata equity grant for the period October 2012 through March 2013.

(3)	All other compensation includes the aggregate value of all matching charitable contributions made by the Company on behalf of the Directors during the fiscal year. The Company matches the contributions of Directors made to qualifying charities up to a maximum of $10,000 per calendar year. Ms. Wijnberg’s matching charitable contributions exceeded the $10,000 limit on a fiscal year basis and not on a calendar year basis. Additional amounts reported for Mr. Breen, related to his role as a former employee, include a de minimis fractional share payment and a tax gross-up reimbursement (related to compensation awarded to him prior to January 1, 2009) of state taxes owed by him to New York for Tyco work performed in that State. The amount related to state taxes for Mr. Breen for fiscal 2013 is an estimate, pending receipt of the relevant personal state tax return information for calendar year 2013. This estimate is based primarily on compensation paid to Mr. Breen in fiscal 2013 that is deemed by New York State to have been earned by Mr. Breen in New York prior to 2009. Mr. Breen waived the New York tax gross-up with respect to compensation awarded after January 1, 2009.

COMMITTEES OF THE BOARD

The table below provides fiscal year 2013 membership and meeting information for each of the Board Committees.

Name	Audit	Nominating & Governance	Compensation & Human Resources	Date Elected to Board
Mr. Michael E. Daniels	X			03/10/2010
Mr. Frank Drendel	X			09/28/2012
Mr. Brian Duperreault (L)(C)		X		03/25/2004
Mr. Rajiv L. Gupta (C)			X	03/10/2005
Mr. John A. Krol		X		08/06/2002
Dr. Brendan R. O’Neill (C)	X			03/06/2003
Dr. William S. Stavropoulos		X		03/08/2007
Ms. Sandra S. Wijnberg			X	03/06/2003
Mr. R. David Yost			X	03/12/2009
Number of Meetings During Fiscal Year 2013	9	5	8

(L) = Lead Director

(C) = Committee Chair

During fiscal 2013, the full Board met seven times. All of our Directors attended over 85% of the meetings of the Board and the committees on which they served in fiscal 2013. The Board’s governance principles provide that Board members are expected to attend each Annual General Meeting. At the 2013 Annual General Meeting, all of the current Board members were in attendance.

Audit Committee.    The Audit Committee monitors the integrity of Tyco’s financial statements, the independence and qualifications of the independent auditors, the performance of Tyco’s internal auditors and independent auditors, Tyco’s compliance with legal and regulatory requirements and the effectiveness of Tyco’s internal controls. The Audit Committee is also responsible for retaining, subject to shareholder approval, evaluating, setting the remuneration of, and, if appropriate, recommending the termination of Tyco’s auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a charter approved by the Board. The charter is posted on Tyco’s website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. During fiscal 2013, the members of the Audit Committee were Messrs. Daniels and Drendel and Dr. O’Neill, each of whom is independent under NYSE listing standards and SEC rules for audit committee members. Dr. O’Neill is the chair of the Audit Committee. The Board has determined that Dr. O’Neill and Mr. Drendel are audit committee financial experts.

Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the Director nominees for the Annual General Meeting, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in Tyco’s corporate governance. In addition, the Nominating and Governance Committee oversees our environmental, health and safety management system and enterprise risk assessment activities. The Nominating and Governance Committee operates under a charter approved by the Board. The charter is posted on Tyco’s website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. The members of the Nominating and Governance Committee in fiscal 2013 were Messrs. Duperreault, Krol, and Stavropoulos, each of whom is independent under NYSE listing standards. Mr. Stavropoulos retired from the Board at our 2013 Annual General Meeting. Mr. Duperreault chairs the Nominating and Governance Committee and is also the Lead Director.

Compensation and Human Resources Committee.    The Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether Tyco’s officers, Directors and employees are compensated according to these objectives, and carries out certain of the Board’s responsibilities relating to the compensation of Tyco’s executives. The Compensation Committee operates under a charter approved by the Board. The charter is posted on Tyco’s website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. During fiscal 2013, the members of the Compensation Committee were Ms. Wijnberg and Messrs. Gupta and Yost. Mr. Gupta is the chair of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent under NYSE listing standards. In addition, each member is a “Non-Employee” Director as defined in the Securities Exchange Act of 1934 and is an “outside director” as defined in section 162(m) of the U.S. Code. For more information regarding the Compensation Committee’s roles and responsibilities, see the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2013 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Nomination of Directors and Board Diversity

The Nominating and Governance Committee, in accordance with the Board’s governance principles, seeks to create a Board that as a whole is strong in its collective knowledge and has a diversity of skills and experience with respect to vision and strategy, management and leadership, business operations, business judgment, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and global markets. The Tyco Board does not have a specific policy regarding diversity. Instead, the Nominating and Governance Committee considers the Board’s overall composition when considering a potential new candidate, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of Tyco’s current and expected future needs. In addition, the Nominating and Governance Committee believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

General criteria for the nomination of Director candidates include:

■	the highest ethical standards and integrity;

■	a willingness to act on and be accountable for Board decisions;

■	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

■	a history of achievement that reflects superior standards for themselves and others;

■	loyalty and commitment to driving the success of the Company;

■	an ability to take tough positions while at the same time working as a team player; and

■	individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs.

The Company also strives to have all non-employee Directors be independent. In addition to having such Directors meet the NYSE definition of independence, the Board has set its own more rigorous standard of independence. The Committee must also ensure that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Nominating and Governance Committees. In addition, the Committee ensures that each member of the Compensation Committee is a “Non-Employee” Director as defined in the Securities Exchange Act of 1934 and is an “outside director” as defined in section 162(m) of the U.S. Code.

As provided in its charter, the Nominating and Governance committee will consider Director candidates recommended by shareholders. To recommend a Director candidate, a shareholder should write to Tyco’s Secretary at Tyco’s current registered address: Victor von Bruns-Strasse 21, CH-8212 Neuhausen am Rheinfall, Switzerland. Such recommendation must include:

■	the name and address of the candidate;

■	a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above;

■	the candidate’s signed consent to serve as a Director if elected and to be named in the proxy statement; and

■	evidence of share ownership of the person making the recommendation.

The recommendation must also include documentary evidence of ownership of Tyco common shares if the shareholder is a beneficial owner, as well as the date the shares were acquired, as required by Tyco’s Articles of Association.

To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company’s proxy statement for the 2015 Annual General Meeting, shareholder recommendations for Director must be received by Tyco’s Corporate Secretary no later than September 25, 2014. Once the Company receives the recommendation, the Company may deliver a questionnaire to the candidate that requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee. No candidates were recommended by shareholders in connection with the Annual General Meeting.

The Nominating and Governance Committee currently employs an unrelated search firm to assist the Committee in identifying candidates for Director. The Committee also receives suggestions for Director candidates from Board members. Nine of our nominees for Director are current members of the Board, and two nominees are new. In evaluating candidates for Director, the Committee uses the qualifications described above, and evaluates shareholder candidates in the same manner as candidates from all other sources. Based on the Nominating and Governance Committee’s evaluation of the current Directors, each nominee was recommended for election.

Executive Officers

The current executive officers of Tyco are:

Madeleine G. Barber—Ms. Barber, age 50, has been our Senior Vice President and Chief Tax Officer since October 2011. She is responsible for the company’s global tax function, which includes tax planning, tax accounting & reporting and tax audits. Ms. Barber joined Tyco in December 2004 after having spent 16 years in public accounting. She began her career at Arthur Andersen, where she was promoted to partner in 2000. In May 2002, Ms. Barber joined KPMG LLP as a tax partner in the firm’s international corporate tax practice. While at KPMG and Andersen, Ms. Barber worked primarily with U.S. and foreign based Fortune 500 clients on complex multinational tax issues such as international mergers and acquisitions, transfer pricing, cross-border financing structures and cross-border dispute resolution.

Lawrence B. Costello—Mr. Costello, age 65, is our Executive Vice President and Chief Human Resources Officer, responsible for setting HR strategy and leading the global HR organization. Mr. Costello joined Tyco in February 2012. Prior to joining Tyco, Mr. Costello was senior vice president of global HR and corporate officer with Trane (formerly American Standard Companies) for eight years, and held a similar role for six years with the Campbell Soup Company. He has also served as the president of the Lawrence Bradford Group, a leading HR consulting practice. Mr. Costello has also held senior HR leadership positions with Confab Companies and PepsiCo. He has a bachelor’s degree in business and finance administration from Rider University and attended the Program for Management Development at Harvard University.

Brian L. McDonald—age 50, is our Executive Vice President and Chief Operating Officer, Installation and Services, a position he has held since January 2012 when the Company realigned its reporting segments to combine its commercial security and fire protection businesses. Mr. McDonald was the Chief Operating Officer of Fire Protection Services, an organization within Tyco Fire Protection, since 2010. In these positions, Mr. McDonald has been responsible for all global installation and services businesses. Mr. McDonald joined the Company in 2004, starting in SimplexGrinnell, where he successively led Sales, Field Operations and Southern Operations, before transferring to ADT in 2008 to serve as Managing Director for ADT Security U.K. & Ireland.

Arun Nayar—Mr. Nayar, age 62, is our Executive Vice President and Chief Financial Officer. He joined Tyco as the Senior Vice President and Treasurer in March 2008 and was also the Chief Financial Officer of ADT Worldwide through October 2010. In October 2010, Mr. Nayar assumed expanded responsibilities as head of Tyco’s Financial Planning & Analysis and Investor Relations groups. Prior to joining Tyco, Mr. Nayar spent six years at PepsiCo, Inc., most recently as Chief Financial Officer of Operations, and before that as Vice President and Assistant Treasurer of Capital Markets.

George R. Oliver—Mr. Oliver, age 53, is our Chief Executive Officer and a member of the Board of Directors. He joined Tyco in July 2006, serving as president of Tyco Safety Products from 2006 to 2010 and as president of Tyco Electrical & Metal Products from 2007 through 2010. He was appointed president of Tyco Fire Protection in 2011. Before joining Tyco, he served in operational leadership roles of increasing responsibility at several General Electric divisions. Mr. Oliver serves as a director on the boards of Raytheon Company and Atkore International Inc., the latter of which is an equity investment of Tyco, and is a trustee of Worcester Polytechnic Institute. Mr. Oliver has a bachelor’s degree in mechanical engineering from Worcester Polytechnic Institute.

Judith A. Reinsdorf—Ms. Reinsdorf, age 50, has been our Executive Vice President and General Counsel since March 2007. She is responsible for overseeing the Company’s legal function, public affairs, communications and environmental, health & safety organizations. From October 2004 to February 2007, Ms. Reinsdorf served as Vice President, General Counsel and Secretary of C.R. Bard, Inc., a medical device company. Previously, she had served as Vice President and Corporate Secretary of Tyco from 2003 to 2004 and as Vice President and Associate General Counsel of Pharmacia Corporation from 2000 to 2003. Ms. Reinsdorf is a director of The Dunn & Bradstreet Corporation.

COMPENSATION DISCUSSION  & ANALYSIS

EXECUTIVE SUMMARY

Tyco in Context

■	Fiscal year 2013 marked our first year of operations following the spin-offs of our former North American residential security business and our flow control business.

■	As a result of the spin-offs, we are a smaller, more focused operating company with a global presence in the fire and security industry. We have a new senior management team - largely consisting of individuals who were promoted from within Tyco.

■	In connection with the spin-offs, our Board and Compensation Committee reviewed and adjusted executive compensation levels to align them with our smaller, more focused business and the experience level of our new senior management team.

■	At the beginning of the fiscal year, we laid out our strategy for the new Tyco, which is based on two fundamental principles - disciplined growth and continuous operational improvement. These principles are embedded in three key strategic initiatives:

•	Accelerate organic revenue growth by increasing service revenue and product sales, driving vertical market solutions and improving growth market opportunities;

•	Supplement organic revenue growth with disciplined bolt-on acquisitions that improve our technological position, enhance our product portfolio, broaden our service and vertical solutions, or strengthen our geographic reach; and

•	Drive productivity improvements by leveraging scale, reducing complexity, restructuring operations, and implementing initiatives such as strategic sourcing.

■	We also articulated certain financial goals that our strategic plan is intended to achieve through the end of fiscal 2015:

•	a 15% compound annual growth rate in earnings per share*; and

•	segment operating margins* of 15-16% in fiscal 2015.

* Before special items.

Fiscal Year 2013 Highlights

■	During fiscal 2013, we executed on our strategic priorities:

•     We focused on disciplined growth through service acceleration and innovation. This required making tough selection decisions around installation projects and making smart investments in R&D, sales and marketing, and growth markets. This allowed us to accelerate organic service revenue growth rate by 80 basis points to 3.5% and maintain the growth rate in global products with 6% organic revenue growth. Project selectivity, along with continued weak global construction activity resulted in a 4% organic decline in our global installation revenue.

•     We supplemented internal growth with strategic bolt-on acquisitions. In fiscal 2013, we committed about $260 million of capital for acquisitions, and signed or closed five separate transactions. We also expanded our presence in high-growth markets with the acquisition of a majority interest in Beijing Master Systems.

•	We also continued to execute on our operational improvement initiatives. By combining our commercial security business with our fire business, executing on our strategic sourcing strategy, simplifying the infrastructure within our installation and service business, and transforming from a holding company to an operating company, we are positioned to deliver approximately $150 million of gross savings annually through 2015. Although these savings are expected to be offset by inflation costs and increased investments for organic growth initiatives, we expect to see net benefits of $50 million annually. In fiscal 2013, we achieved net benefits of $60 million related to these initiatives.

■	As a result, we believe we are well positioned to meet our three-year financial goals, and our fiscal year 2013 financial results reflect this progress:

•	Diluted earnings per share of $1.12, and $1.84 before special items*;

•	Segment operating margin of 10.6%, and 13.3% before special items*; and

•	Organic revenue growth of 1%, including 6% organic growth in our products businesses, 3.5% growth in service, and a 4% decline in installation.

■	We have also been actively engaged with our investors during fiscal 2013, outlining our business strategy and discussing other areas of interest, including our compensation philosophy and framework.

* Non-GAAP metrics. See Non-GAAP Reconciliations.

Our Compensation Philosophy

■	Reinforce the Company’s business objectives and the creation of long-term shareholder value.

■	Provide performance-based reward opportunities that support growth and innovation without encouraging or rewarding excessive risk.

■	Align the interests of executives and shareholders by weighting a significant portion of compensation on sustained shareholder returns through long-term performance programs.

■	Attract, retain and motivate key executives by providing competitive compensation with an appropriate mix of fixed and variable compensation, short-term and long-term incentives, and cash and equity-based pay.

■	Recognize and support outstanding individual performance and behaviors that demonstrate our core values—Integrity, Excellence, Teamwork and Accountability.

Our Compensation Program Framework

Compensation Program Highlights	Governance Features	Practices Eliminated or Not Part of Our Framework

✓     We deliver a significant portion of compensation through long-term incentives tied directly to stock price performance.

✓     We determine incentive awards based on the achievement of pre-established financial targets as well as an evaluation of strategic results that support the long-term sustainability of our company.

✓      Annual and long-term incentive programs include a threshold which establishes the minimum level of performance required to earn an award as well as a payout cap of 200%.

✓     We review the peer group used to benchmark executive compensation levels at least annually. Changes to the peer group require Compensation Committee approval.

✓      We maintain a pay recoupment policy which allows us to claw back compensation earned as a result of fraudulent or illegal conduct.

✓     We engage our shareholders on a regular, ongoing basis.

✓      Our Compensation Committee retains an independent consultant that does not perform any services for management.

✓      We annually complete a risk assessment of our executive and broad-based compensation programs to evaluate whether they drive behaviors that may pose a risk to our company.

✓     We have a robust share ownership and retention policy for both directors and officers.

× We do not have written
contracts with our
Executive Officers that
provide special benefits.

×    We do not provide
excessive perquisites or
termination payments.

×    We do not provide single
trigger change in control
arrangements.

×    We do not provide tax-
gross-ups.

×    We no longer offer a
defined benefit plan.

×    We do not re-price stock
options.

Minder Initiative
What it is:	In March 2013, Swiss voters approved a constitutional amendment that has resulted in significant changes to Swiss corporate governance law, including with respect to compensation of directors and executive management. Among other things, the constitutional amendment prohibits certain compensation practices, such as severance compensation, advance compensation and certain incentive commissions in connection with the sale and purchase of businesses, for board members and members of executive management. The constitutional amendment further requires a public company’s board of directors to submit the proposed compensation for directors and members of executive management to a binding shareholder vote. The final ordinance implementing the constitutional amendment (the “Minder Ordinance”) was published on November 20, 2013 and becomes effective on January 1, 2014, although certain provisions are phased in over time. The Minder Ordinance provides for the imprisonment of directors and members of executive management for up to three years if such individuals knowingly violate certain provisions of the ordinance. The Swiss parliament must review the Minder Ordinance and adopt a definitive statute. However, the timing of adoption and substance of any changes to the Minder Ordinance are unclear at this time.

Why it matters:

The Minder Ordinance is likely to result in changes to the way we structure compensation for the executives who are subject to it. While we have not yet finalized these changes, our goal is to adhere to our current compensation philosophy and principles while complying with the Minder Ordinance. We currently expect changes to consist of one or more of the following:

■     Written employment contracts that formally document the compensation arrangements with affected executives;

■     Elimination of severance arrangements and implementation of European style termination notice periods and compensation for post-employment agreements not to compete or solicit employees and customers; and

■     Potential changes to the terms and conditions of equity awards.

Evaluation of Market Levels and Practice

■     We evaluate many factors when designing and establishing executive compensation plans and targets including levels of pay and pay practices among peer and general industry companies.

■     We use a rigorous process to determine our peer companies with assistance from our independent compensation consultant. U.S. based public companies in our four digit GICS category were selected based on evaluation of the following criteria.

Business Factors		Financial Factors
Commercial and residential service offerings	Designing, manufacturing and selling similar product offerings	Revenue between $3B and $40B driven primarily by service offerings to large organizations
Providing subscription-based recurring service	Managing a similar employee base comprised of sales, technical and monitoring staff	Operating Margins in excess of 10%

■     We broadly target total direct compensation at the 50th percentile of the peer group adjusted for our size. However, the Compensation Committee exercises discretion in setting individual executive compensation levels in-line with the executive’s value and expected contributions to the Company, as well as the executive’s leadership, commitment to our values, and potential for advancement.

Current Peer Group

Primary Peers Used to Benchmark Compensation and Pay Practices		Reference Peers Used to Benchmark Pay Practices
Cintas Corp.	Motorola Solutions, Inc.	3M Company	General Electric, Co.

Danaher Corp.	Pitney Bowes Inc.	The ADT Corp.	Time Warner Cable, Inc.

DIRECTV	Republic Services, Inc.	Automatic Data Processing	United Technologies Corp.

Eaton Corp. plc	Rockwell Automation Inc.	Dish Network, Corp.

Emerson Electric Co.	Stanley Black & Decker, Inc.

Honeywell Intl. Inc.	Waste Management, Inc.

Ingersoll-Rand Plc	Xerox Corp.

Johnson Controls Inc.

Compensation Program Elements

Element	Purpose	Primary Influence Factors

Base Pay	■ Provides a fixed level of cash compensation that recognizes the value of an individual’s role to our company.	■ Role ■ Skill ■ Sustained Performance

Annual Incentive

■      Provides a cash-based incentive opportunity tied to the execution of the operating plan and other strategic goals which support the long-term sustainability of our company.

■     Annual incentive award opportunities range from 0% - 200% of target based on the extent to which pre-established objectives are met as well as individual contributions and behaviors.

■      Financial Performance

-   Operating Income

-   Adjusted Free Cash Flow

-   Revenue

■      Strategic Initiatives

-   Increased Sales in High Growth Markets

-   Internal Product Sales

-   Productivity Initiatives

■     Individual performance and behaviors that demonstrate our core values of integrity, excellence, teamwork and accountability

Long-Term Incentives - Performance Share Units (PSUs) - Stock Options - Restricted Stock Units excluding CEO (RSUs)

■      Intended to attract, retain and motivate talent, and to align the interests of executives with the interests of shareholders by linking a significant portion of the officer’s total pay opportunity to share price performance.

■     Provides long-term accountability for executives, and offers opportunities for capital accumulation for our executives.

■ Share Price Performance ■ Earnings per Share ■ Relative Total Shareholder Return ■ Return on Invested Capital (ROIC)

Benefits	■ Provides for opportunities to contribute toward retirement savings and promote health and wellness.	■ Broadly applicable to all executives

Linking Pay and Performance

■	Our Compensation Committee made individual pay decisions based on a review of the achievement of financial, strategic and individual goals and objectives for fiscal 2013.

■	Annual Incentive Award decisions reflect the extent to which each Executive Officer delivered operational and strategic results as well as individual contributions and behaviors, although no adjustments were made based on individual factors.

■	Long-term incentive awards will deliver value upon vesting based on stock price performance and for PSUs, the achievement of earnings per share and total shareholder return goals.

Fiscal Year 2013 AIP — Corporate and Strategic Results

+

*	Amounts are before special items. Revenue is on a constant currency basis.

Compensation Committee Pay Decisions

Name	Base Salary	Fiscal Year 2013 Incentive Payout		FY13 Annual Long-Term Target Incentive	Total	One-Time Leadership Award
		$	% of Target
George R. Oliver	$975,000	$1,023,750	105%	$5,000,000	$6,998,750	$2,500,000
Arun Nayar	$500,000	$420,000	105%	$1,300,000	$2,220,000	$1,300,000
Judith A. Reinsdorf	$535,000	$449,400	105%	$1,500,000	$2,484,400	$750,000
Brian L. McDonald	$495,000	$441,788	119%	$800,000	$1,736,788	$1,000,000
Lawrence B. Costello	$425,000	$312,375	105%	$1,000,000	$1,737,375	$1,000,000

■	Base Salary and Annual Incentive Targets were established during fiscal 2012 to reflect the size and scope of the post-separation company as well as the experience and time in role of each executive. In line with the company’s compensation philosophy, base salaries and annual incentive targets for executives new to their role (Messrs. Oliver, Nayar and McDonald) were set at or below the median of the competitive market. For those executives with significant experience (Mr. Costello and Ms. Reinsdorf), base salaries and annual incentive targets were established at or above the median of the competitive market. With the exception of Mr. McDonald (discussed in more detail on page 57), base salaries and annual incentive targets remained unchanged in fiscal 2013.

■	Annual Incentive Payout is based on FY13 performance versus key financial and operational measures as well as each individual’s performance and contribution toward enterprise wide goals as described above.

■	Annual Long-Term Target Incentive Awards were granted during the first quarter of fiscal 2013 and consist of stock options, performance share units and restricted stock units for all Officers except Mr. Oliver, whose award includes only stock options and performance share units. Target long-term incentive awards were established prior to separation and were established at or around the median of the peer group. The ultimate value delivered to each executive will be based on future stock price performance as well as earnings per share and relative total shareholder return during the performance period.

■	One-Time Leadership Awards comprised of stock options and restricted stock units were granted during the first quarter of fiscal 2013 in order to further strengthen the alignment of selected employees with the post separation company and provide additional retention through the transition due to the longer vesting period. Stock options vest at the end of 3 years and restricted stock units vest in years three and four.

CEO Pay Decision for Fiscal Year 2014

Following Mr. Oliver’s first year as CEO, the Compensation Committee reviewed market data prepared by the independent compensation consultant that compared Mr. Oliver’s targeted total direct compensation to the compensation paid to peers and general industry companies of similar size. For fiscal 2013, because it was his first year in the role, the Committee positioned Mr. Oliver’s target total direct compensation between the 25th and 50th percentile. In light of Mr. Oliver’s performance during his first year in the role, the Committee determined that it was appropriate to raise Mr. Oliver closer to the 50th percentile and approved the following changes:

Termination Benefits

PLEASE NOTE, SOME OF THESE FEATURES MAY CHANGE AS A RESULT OF THE MINDER INITIATIVE. PLEASE SEE THE DISCUSSION ABOVE UNDER “OUR COMPENSATION PROGRAM FRAMEWORK.”

■	Our Severance and Change-in-Control benefits are governed by formal plan documents which provide protection broadly for all executives.

■	We believe these benefits are essential to attracting and retaining talent as they provide payments and benefits that are designed to be competitive with our peers and other large U.S.-based multi-national companies.

■	We do not have individual written termination agreements with our Executive Officers that provide for benefits outside of those provided under the formal plan documents.

■	Plan elements are reviewed with the Compensation Committee on a regular basis to insure that they are in-line with best practice and reflective of current market practice.

	Change in Control Termination	Other Termination
Triggering Events

—    Involuntary termination other than for Cause, permanent disability or death within the period beginning 60 days prior to and ending 2 years following a change in control.

—   Good Reason Resignation within the same time period.

— Involuntary termination other than for Cause, permanent disability or death.
Cash Severance	2x base salary and target bonus	2x base salary and target bonus.
Release of Claims	Required	Required
Benefits Continuation	Yes – 12 months continuation. Cash payment for projected value of employer portion of premiums made for severance period in excess of 12 months	Yes – 12 months continuation. Cash payment for projected value of employer portion of premiums made for severance period in excess of 12 months
Unvested Equity Award Treatment (Governed by individual award agreements)	Generally, — Options and RSUs fully vest. — PSUs fully vest at higher of target or actual performance.	Generally, — RSUs and PSUs are forfeited unless retirement eligible in which case pro-rata vesting. — One year additional vesting of options.
Excise tax gross-up payment	None.	N/A
Non-compete and similar provisions	— Subject to confidentiality and non-disparagement covenants.	— Prohibited from soliciting customers and employees for two years. — Prohibited from competing for one year. — Subject to confidentiality and non-disparagement covenants.

Compensation Discussion & Analysis Program Details

Executive Officers

This section of the Compensation Discussion & Analysis describes in more detail the compensation programs that apply to our named executive officers (whom we refer to as “Executive Officers”) in fiscal 2013:

Name	Title
George R. Oliver	Chief Executive Officer
Arun Nayar	Executive Vice President and Chief Financial Officer
Judith A. Reinsdorf	Executive Vice President and General Counsel
Brian L. McDonald	Executive Vice President and Chief Operating Officer, Installation & Services (I&S)
Lawrence B. Costello	Executive Vice President and Chief Human Resources Officer

This section also describes programs that apply more broadly to our employees, including our “senior executives,” who are individuals whose compensation is reviewed and approved by the Compensation Committee due to the level of the individual’s salary or because he or she reports directly to the CEO (regardless of salary level).

Elements of Compensation

Base Salary

Base salary recognizes the value of an individual to Tyco based on his/her role, skill, performance, contribution, leadership and potential. Base salaries are reviewed annually by both the Compensation Committee and the Board. With the exception of Mr. McDonald, the Compensation Committee did not approve any changes to base salaries during fiscal 2013 primarily because salaries were reviewed and reset in fiscal 2012 in contemplation of the separation.

In December 2012, the Compensation Committee increased Mr. McDonald’s base salary by 16% to $495,000 and his target bonus opportunity to 75% of annual base salary in recognition of the key role that Mr. McDonald played in successfully separating our North American commercial and residential security businesses and his ongoing role in integrating and streamlining the fire and commercial security installation businesses.

Annual Incentive Compensation

Annual incentive compensation for the Executive Officers is paid in the form of an annual performance bonus under the 2012 Stock and Incentive Plan (the “2012 SIP”). Annual incentive compensation rewards executives for their execution of the operating plan and other strategic initiatives, as well as for financial performance that benefits our business and drives long-term shareholder value creation. It places a meaningful proportion of total cash compensation at risk, thereby aligning executive rewards with financial results. It also offers an opportunity for meaningful pay differentiation tied to the performance of individuals and groups.

As part of its work in connection with the separation, the Compensation Committee reviewed and approved the annual bonus targets for each Executive Officer for fiscal 2013, and the quantitative measures that would be used to guide final payout decisions.

Name	Target %	Quantitative Performance Metrics (Non-GAAP)	Qualitative Strategic Initiatives (+/- 25% modifier)
George R. Oliver (CEO)	100%	■ 35% Tyco Operating Income ■ 35% Tyco Adjusted Free Cash Flow ■ 30% Tyco Organic Revenue Growth
Arun Nayar	80%	■ Same as CEO	■ Increased Sales in High Growth Markets
Judith A. Reinsdorf	80%	■ Same as CEO	■ Internal Product Sales
Brian L. McDonald	75%	■ 30% I&S Operating Income ■ 20% I&S Adjusted Free Cash Flow ■ 30% I&S Organic Revenue Growth ■ 20% Same as CEO	■ Sourcing Savings
Lawrence B. Costello	70%	■ Same as CEO

The performance metrics shown used in the annual incentive plan were chosen for the following reasons:

Metric	Rationale
Operating Income:	Operating income measures the business profitability before interest expense and before taxes. It reflects the underlying performance of the business before taking into account financing decisions and tax rates. Special items (positive or negative) consist of income or charges that may mask the underlying operating results and/or business trends of the company or business segment, and are generally excluded because they are not built into the targets established at the beginning of the year. For purposes of the AIP, operating income before special items may vary from reported operating income before special items due to specific adjustments for matters approved by the Compensation Committee.
Adjusted Free Cash Flow:	Free cash flow measures the Company’s cash that is generally free from significant existing obligations and is available to service debt and make investments. Adjusted free cash flow further excludes the cash impacts of certain special items. Free cash flow reflects management’s ability to convert earnings to cash on an efficient basis, and takes into consideration how effectively working capital is being utilized. For purposes of the AIP, adjusted free cash flow may differ from reported adjusted free cash flow due to specific adjustments for matters approved by the Compensation Committee.

Metric	Rationale
Organic Revenue:	Organic revenue measures the revenue growth (or decline) after adjusting for the impact of foreign currency fluctuations, acquisitions and divestitures, and other changes that either do not reflect the underlying results and trends of the company’s businesses or are not completely under management’s control. Organic revenue measures management’s ability to grow the business with existing assets and without taking credit for, or being disadvantaged by, currency fluctuations. For purposes of the AIP, revenue associated with businesses that are divested during the year is subtracted from target, and expected revenue from acquisitions is added to target. Actual revenue is calculated on a constant currency basis.
Strategic Initiatives: • Increased high-growth market sales • Internal product sales • Productivity initiatives	Strategic initiatives are determined by management in consultation with the Compensation Committee and the Board. They are more long-term in nature and represent key areas of focus that are expected to have a positive impact on Company performance if executed well over time.

QUANTITATIVE RESULTS:

Metric (Non-GAAP)	Target	Actual	Payout
Corporate Results	(in millions)		(% of target)
Tyco Operating Income	$1,208	$1,176	91%
Tyco Adjusted Free Cash Flow	$780	$779	100%
Organic Revenue	$10,812	$10,753	95%
Strategic Initiatives	(see below)		+10%
Total Payout:			105%

Installation and Services (I&S) Results
I&S Operating Income	$1,011	$1,014	102%
I&S Adjusted Free Cash Flow	$940	$1,029	163%
I&S Organic Revenue	$8,489	$8,398	89%
Corporate Results	(see above – 20% weighting)		95%
Strategic Initiatives	(see below)		+10%
Total Payout:			119%

For fiscal 2013, after certifying that a minimum adjusted net income target was met, the Compensation Committee approved payouts for Messrs. Oliver, Nayar and Costello and Ms. Reinsdorf at 105% of target. These payouts were based on the achievement of the financial targets noted above, with a positive 10% adjustment (out of a possible 25%) for the progress made by the Company on strategic initiatives during fiscal 2013. These strategic accomplishments were (i) revenue growth in high growth markets of 15%, (ii) improved internal product sales relative to installation revenue and (iii) significant savings realized from our strategic sourcing initiatives. For Mr. McDonald, a 119% payout was approved based primarily on the achievement of financial results by the Company’s Installation and Services businesses, with the same 10% modification for strategic results. No adjustments were made for Executive Officers based on individual factors.

Long Term Equity Incentive Compensation

A key element in the compensation of our executive team is long-term equity incentive awards (“LTI compensation”), which tie a significant portion of compensation to our company’s long-term performance. The Compensation Committee believes that LTI compensation will continue to support our executive compensation philosophy in several ways.

ATTRACT, RETAIN AND MOTIVATE TALENT

Align the interests of executives with the interests of shareholders by linking a significant portion of the officer’s total pay opportunity to share price.

PROVIDE LONG-TERM ACCOUNTABILITY FOR EXECUTIVES – EQUITY AWARD MIX

Prior to separation, the Compensation Committee reviewed the design and structure of the LTI compensation program to ensure that it was appropriate for the size and scope of the new company. For fiscal 2013, the Compensation Committee decided to continue the practice of granting the CEO an annual equity award split evenly between PSUs and stock options, and decided to grant other Executive Officers an annual equity award consisting of 40% PSUs, 40% stock options and 20% RSUs. These weightings reflect a heavy performance orientation to the long-term incentive plan, while also encouraging retention by granting RSUs to executives below the CEO level.

PERFORMANCE METRICS – FISCAL YEAR 2013 PSUS

Fiscal year 2013 PSUs will generally cliff vest at the end of the three-year performance period based on the achievement of certain pre-established performance criteria. The number of shares that will be delivered relative to target will depend primarily on whether the Company achieves a cumulative EPS target (before special items) based on a double digit compound annual growth rate and total shareholder return relative to the S&P Industrials Index during the performance period.

EPS Performance	Payout	Relative TSR	Modifier
120% of Target	200%	33rd percentile & below	-25%
100% of Target	100%	34th – 66th percentile	No adjustment
80% of Target	50%	67th percentile & above	+25%
Below 80% of Target	0%

Performance between the points is determined based on straight-line interpolation

Performance is measured over the three year performance period that began on September 29, 2012 and ends on September 25, 2015.

VESTING SCHEDULE – STOCK OPTIONS AND RSUS

Annual stock option grants will generally vest in equal installments over four years, have a 10 year term and have an exercise price equal to the Company’s closing stock price on the date of grant. RSUs granted in connection with the annual award were valued using the closing price of Company stock on the date of the grant, and will generally vest in equal installments over four years.

FISCAL YEAR 2013 ONE-TIME LEADERSHIP AWARDS

Also during fiscal 2013, the Compensation Committee awarded one-time Leadership Grants in connection with the separation, comprised of stock options and RSUs, to a group of leaders to further solidify their alignment with the long-term success of the post-separation Company. To support the retentive nature of the awards, the Compensation Committee approved vesting schedules that differ from the annual grant. RSUs vest 50% upon the third and fourth anniversaries of the grant, and stock options cliff vest on the third anniversary of the grant. The Leadership Grants are intended to strengthen the alignment of the new senior management team and other key employees with shareholders by accelerating the growth of their stock ownership, thereby enhancing employee retention.

FISCAL YEAR 2014 ANNUAL AWARDS

During fiscal year 2013, the Compensation Committee reviewed the long-term incentive award framework to ensure that it continued to support our executive compensation philosophy. After a thorough review of the structure of the program including award mix, performance measures, vesting schedules and long-term incentive award levels, the Compensation Committee determined that the fiscal year 2014 program would retain the same key elements as the fiscal year 2013 program.

A significant portion of each executive’s long-term compensation award continues to be weighted toward PSUs. For fiscal year 2014, the Compensation Committee built on the design of the prior year award by adding a payout cap tied to Return on Invested Capital (ROIC). The addition of a ROIC metric is designed to help ensure that executives are focused on efficiently allocating capital and generating profitable growth. ROIC is an important measure of whether the balance sheet is being used efficiently and whether growth is being achieved on a profitable basis. It is a metric that certain shareholders described as important during our outreach efforts this year.

Under the fiscal year 2014 award, the number of shares that will be delivered relative to target will continue to depend primarily on whether the Company achieves a cumulative EPS target (before special items) based on a double digit compound annual growth rate and the award will continue to be modified based on total shareholder return relative to the S&P Industrials Index. For fiscal 2014, awards will be capped at 125% if ROIC does not meet a minimum double-digit rate, which is in excess of our weighted average cost of capital.

EPS Performance	Payout	Relative TSR	Modifier	ROIC
110% of Target	200%	33rd percentile & below	-25%	Awards capped at 125% if minimum return metric not met
100% of Target	100%	34th – 66th percentile	No adjustment
90% of Target	50%	67th percentile & above	+25%
Below 90% of Target	0%

Performance between the points is determined based on straight-line interpolation

Performance is measured over the three year performance period that began on September 28, 2013 and ends on September 30, 2016.

The minimum performance threshold has been raised to 90% of target in order for any shares to vest, and a maximum 200% payout will be paid if the growth rate exceeds 110% of target. This range was narrowed by the Compensation Committee after reviewing historical trends and the practices of our peers.

Perquisites and Other Benefits

Our Executive Officers, including the CEO, are eligible to participate in substantially the same benefit plans that are available to all of our other U.S. employees. These benefit programs include Tyco’s tax-qualified 401(k) Retirement Savings and Investment Plan (“RSIP”) and its medical insurance, dental insurance, life insurance, long-term disability and long-term care plans.

All eligible executives earning more than $110,000 per year are also eligible to participate in the Tyco Supplemental Savings and Retirement Plan, which is a deferred compensation plan that permits the elective deferral of base salary and performance-based bonuses. The SSRP provides our executives with the opportunity to defer compensation on a tax deferred basis and receive tax-deferred market-based notional investment growth. The plan allows executives to defer amounts above those permitted by the RSIP as well as receive any Company contributions that were reduced under the RSIP due to IRS compensation limits.

Over the past several years, the Compensation Committee has reviewed the other elements of compensation that were historically part of executives’ total compensation and has taken steps to phase-out programs that are not in line with U.S. best practices. In December 2012, the Compensation Committee approved a two year phase out of supplemental insurance benefits (executive life, disability and long-term care) for the executives who were receiving them at the time of discontinuance, including Messrs. Oliver and Nayar and Ms. Reinsdorf. The executive life insurance program typically provides a death benefit equal to approximately two times base salary, and allows the executive to elect to pay additional premiums into the plan. The executive disability insurance program ensures salary continuation above the $15,000 monthly benefit limit provided by the broad based disability plan. The executive long-term care insurance program covers certain executives and their spouses in the event of chronic illness or disability. Under the program, Tyco pays the long-term care premium for 10 years, after which the insurance is fully paid. If the executive leaves prior to the end of the 10-year payment period, he or she has the option to continue making the premium payments to maintain the coverage. Tyco does not pay tax gross-ups for its officers on life insurance and long-term disability insurance programs and, as noted above, these benefits will be phased out in 2014.

The limited perquisites and other benefits that we continue to provide consist of the following:

Executive Physicals – We strongly believe in investing in the health and well-being of our executives as an important component in providing continued effective leadership for our Company. This benefit is capped at $3,000 per year.

Use of Corporate Aircraft – Corporate aircraft is used primarily for business purposes. We maintain a formal aircraft policy overseen by the Nominating and Governance Committee which stipulates that the CEO is the only executive pre-approved to use Company aircraft for non-business purposes. Other executives may do so, by exception, if expressly approved by the CEO or the Board. There are no gross-ups paid with respect to personal use of aircraft.

Change in Control and Severance Benefits

We currently provide employment and severance arrangements that are essential to attract and retain executive talent and that are competitive with those provided to executive officers at other large companies publicly traded in the U.S. All cash payments and benefits are governed by a formal plan document. None of our Executive Officers currently have individual written termination agreements with the company providing for benefits outside the formal plan document.

Cash severance benefits, which do not exceed two times base salary and bonus, are intended to provide transitional assistance to executives who are separated from the company. In addition to cash severance benefits, executives are typically provided with benefits continuation for a period of up to 12 months and a lump-sum cash payment for the projected value of the employer portion of premiums for the severance period in excess of 12 months. In order to receive any cash payments or benefits under the plan, an executive must sign a general release and comply with non-compete and other restrictive covenants. In addition, change-in-control benefits are generally only payable upon a “double trigger”. This means that payments are only made in the event of a change in control and an involuntary termination without cause by the company or termination for good reason by the employee in connection with the change-in-control.

Note that some of the above features may change as a result of the Minder Ordinance. We have not yet finalized changes to the compensation structure for our executives who are subject to the Minder Ordinance.

Equity awards generally provide for the following treatment which is governed by individual equity award agreements.

Change in Control	Other Termination
■ Involuntary termination other than for cause, permanent disability or death within the period beginning 60 days prior to and ending 2 years following a change in control.	■ Involuntary termination other than cause, permanent disability or death

Awards granted in fiscal year 2009 and thereafter	Awards granted before 10/12/11	Awards granted after 10/12/11
■ All options and RSUs vest in full	■ All unvested RSUs and stock options are forfeited	■ Same-unless the executive is retirement eligible*, in which case awards vest pro rata

■ PSUs vest at the higher of target or actual performance	■ PSUs are forfeited unless the executive is retirement eligible, in which case all or a portion of the shares that vest remain subject to performance criteria.

Change in Control	Other Termination
■ Options remain exercisable until the earlier of three years following termination or the original term	■ Executive receives one additional year of option vesting ■ Options remain exercisable until the earlier of 12 months (or in the case of retirement eligible employees, 36 months) or the original term

* Retirement eligible employees are those who are at least 55 if the sum of age and full years of service with the Company is at least 60.

Severance and change-in-control benefits are reviewed on a regular basis to ensure that they remain aligned with the Company’s philosophy and best practice.

Compensation Planning and Process

The Compensation Committee evaluates many factors when designing and establishing executive compensation plans and targets. In determining appropriate compensation levels, the Compensation Committee considers critical data including the relative complexity and importance of the executive’s role within the organization, the executive’s experience, record of performance and potential, the compensation levels paid to similarly positioned executives at peer companies, general industry compensation data, and internal pay equity considerations. The peer group of companies that the Compensation Committee uses to review relative compensation levels is an important part of the pay-setting process. In connection with the separation, the Compensation Committee approved a “working peer group” to ensure that compensation levels of the post-separation Executive Officers align with the Company’s smaller size and more focused business lines.

Peer Group

The working peer group was established by analyzing companies in our pre-separation peer group, and adjusting the composition based on a number of factors, including whether the company had overlapping business lines, competed with us for talent, and was a member of the S&P 500 Index. The Compensation Committee, with the assistance of its independent compensation consultant, analyzed up to 17 factors in confirming inclusion. The working peer group consisted of 15 industrial and service companies that were deemed to reflect the competitive landscape in which the new Tyco would operate, the scale and geographic diversity of new Tyco’s markets and locations, and its blend of product design and manufacturing, installation and service delivery operations.

Following the separation, the Compensation Committee and its independent advisor engaged in a more detailed analysis of the Company’s peers and made the changes described in the table below. The purpose of the review was to refine the companies that had been included in the working peer group to insure that the peer group consisted of the appropriate mix of capital goods manufacturers and service oriented companies that better reflected the business mix of the new Company.

Working Peer Group (15)	Changes	Current Peer Group (15)

Charter Communications, Inc.

Cintas Corporation

Cooper Industries plc

Danaher Corp.

Dover Corporation

Eaton Corporation

Emerson Electric Co.

Illinois Tool Works Inc.

Ingersoll-Rand Plc

Liberty Global Inc.

Motorola Solutions, Inc.

Rockwell Automation Inc.

Stanley Black & Decker, Inc.

Waste Management, Inc.

Xerox Corp.

Remove 5 Companies:

Charter Communications, Inc.

Cooper Industries plc

Dover Corporation

Illinois Tool Works Inc.

Liberty Global Inc.

Add 5 Companies:

DIRECTV

Honeywell International Inc.

Johnson Controls Inc.

Pitney Bowes Inc.

Republic Services, Inc.

Cintas Corporation

Danaher Corp.

DIRECTV

Eaton Corporation

Emerson Electric Co.

Honeywell International Inc.

Ingersoll-Rand Plc

Johnson Controls Inc.

Motorola Solutions, Inc.

Pitney Bowes Inc.

Republic Services, Inc.

Rockwell Automation Inc.

Stanley Black & Decker, Inc.

Waste Management, Inc.

Xerox Corp.

In addition to relying on the working peer group, we also used general industry data (excluding financial service companies) adjusted for the approximate size and complexity of the post-separation Tyco, and other benchmark data from third party providers, as a secondary source to help determine compensation for the post-separation Executive Officers. As demonstrated by the constitution of the post-separation senior leadership team, our talent strategy calls for both the development of internal leadership and the recruitment of highly experienced leaders from outside the Company. In developing post-separation executive compensation levels, we broadly targeted total direct compensation at the 50th percentile of the benchmark data adjusted for our size. Although these benchmarks represent useful guidelines, the Compensation Committee exercised discretion in setting individual executive compensation levels so that they would appropriately reflect the executive’s value and expected contributions, as well as the executive’s leadership, commitment to our values, and potential for advancement.

In addition to our primary peer group, we also review the pay plans and practices of an additional seven companies which are not direct competitors but are among the companies where we source executive talent. These companies in some cases are larger in scope and although not relevant for benchmarking absolute pay levels, provide additional insight into current pay practices. These companies include: 3M Company, The ADT Corp., Automatic Data Processing, Dish Network, Corp., General Electric, Co., Time Warner Cable, Inc. and United Technologies Corp.

Going forward, the Compensation Committee expects to continue to review and refine these groups with input from its independent compensation consultant, Farient Advisors LLC (“Farient”).

Role of Compensation Committee and Independent Consultant

The Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether our officers, Directors and employees are compensated according to these objectives, and carries out certain of the Board’s responsibilities relating to the compensation of our executives. The Compensation Committee operates under a charter approved by the Board. The charter is posted on our website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. In addition to meeting the NYSE independence standards, each member of the Compensation Committee is a “Non-Employee” Director as defined in the Securities Exchange Act of 1934 and is an “outside director” as defined in section 162(m) of the Internal Revenue Code.

In carrying out its role in establishing executive compensation plans, the Compensation Committee receives advice from an independent compensation consultant. In connection with the separation, the Compensation Committee reevaluated its independent compensation consultant and, after reviewing the qualifications of several consultants, determined that Farient was best positioned to provide the Compensation Committee with independent advice going forward. The ongoing responsibilities of Farient include:

■	Providing an ongoing review and critique of our executive compensation philosophy, the strategies associated with it, and the composition of the peer group of companies;

■	Preparing periodic competitive analyses and conveying advice regarding our compensation program design, pay mix, corporate performance and goal-setting, and pay-for-performance alignment;

■	Presenting updates on market trends;

■	Attending regular and special meetings of the Compensation Committee;

■	Regularly conducting private meetings with the Compensation Committee and/or Board without management representatives; and

■	Conducting an ongoing review and critique of our director compensation programs.

Farient does not provide any additional work to the company and satisfies NYSE consultant independence standards.

The chart below summarizes the process for developing, recommending and approving pay actions and strategies and the individuals and groups responsible for approving these decisions.

Pay Strategy and Recommendations	Advice	Recommendation	Approval
CEO	Independent Consultant	CHRC	Independent Members of the Board
Other Executive Officers	CEO/EVP HR
Senior Executives – Other direct reports to CEO and employees earning over a certain base salary level	EVP HR	CEO	CHRC
Annual Incentive Plan and Equity Awards for all employees (Incentive pools, performance goals, equity award terms, etc.)	EVP HR	CEO	CHRC
All other employee pay actions and programs	CHRC has granted CEO and his designees approval authority

Governance Features

Risk Assessment of Compensation Programs

The Compensation Committee has assessed our executive and broad-based compensation programs to evaluate whether they drive behaviors that are demonstrably within the risk management parameters it deems prudent. During fiscal year 2013, the risk assessment process included a review of the design of short and long-term incentive compensation plans that had the potential to provide material payouts. The Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company based on consideration of the following factors.

Program Features	Other Risk Mitigators
■ Program weighted toward long-term incentives	■ Officer stock ownership guidelines

■ Balanced mix of performance measures focused on financial and operational achievements approved in advance by the Compensation Committee	■ Independent Compensation Committee oversight

■ Financial goals are tied to Board approved operating plan and consistent with goals communicated to shareholders	■ Pay recoupment policy

■ Threshold performance levels and maximum payout caps	■ Anti-hedging policy

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended material risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage inappropriate risk-taking; are compatible with effective internal controls and the risk management policies; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Stock Ownership Guidelines

In 2003, the Board established stock ownership and share retention guidelines for the executive management team. The Board believes that executives who own and hold a significant amount of Company stock are aligned with long-term shareholder interests. The guidelines apply to all of our Executive Officers. The Compensation Committee reviews compliance with our stock ownership guidelines annually.

In connection with the separation, the Compensation Committee reviewed and revised the Company’s stock ownership guidelines. The current stock ownership requirement for our Executive Officers is six times base salary for Mr. Oliver and three times base salary for each other Executive Officer. Tyco shares that count towards meeting the stock ownership requirement include full value equity awards (RSUs and PSUs), shares acquired through our benefit plans, and shares otherwise beneficially owned by the executive. We do not require that the stock ownership guidelines be attained within a certain period of time. Instead, the Compensation Committee reviews executive stock ownership regularly to ensure that our Executive Officers are making progress towards meeting their goals or maintaining their requisite ownership.

Our stock retention guidelines require that our Executive Officers retain 75% of net (after-tax) shares acquired from the exercise of stock options or the vesting of RSUs until they attain their target stock ownership goal. Once that goal is attained, they cannot sell shares if it would result in the executive owning fewer shares than the target multiple. When an Executive Officer reaches the age of 62, the applicable target multiple is reduced by 50%. As of fiscal year end, all Executive Officers met or exceeded the applicable stock ownership multiple guideline.

Pay Recoupment Policy

Our pay recoupment policy currently provides that, in addition to any other remedies available to it and subject to applicable law, if the Board or any Committee of the Board determines that any annual or other incentive payment, equity award or other compensation received by an Executive Officer resulted from any financial result or operating metric that was impacted by the Executive Officer’s fraudulent or illegal conduct, the Board or a Board Committee may recover from the Executive Officer that compensation it considers appropriate under the circumstances. The Board has the sole discretion to make any and all determinations under this policy. The Board expects to update the pay recoupment policy when the regulations mandated by the Dodd-Frank Act are implemented by the Securities and Exchange Commission. At a minimum, the policy will comply with the Dodd-Frank Act and related regulations, but will likely retain features of the existing policy that are more expansive than the requirements of the Act.

Insider Trading Policy

We maintain an insider trading policy, applicable to all employees and directors. The policy provides that our employees may not buy, sell or engage in other transactions in the Company’s stock while aware of material non-public information; buy or sell securities of other companies while aware of material non-public information about those companies that they become aware of as a result of business dealings between the Company and those companies; disclose material non-public information to any unauthorized persons outside of the Company; or engage in transactions in puts, calls, cashless collars, options or similar rights and obligations involving the Company’s securities, other than the exercise of any Company-issued stock option. The policy also restricts trading for a limited group of Company employees (including executives and directors) to defined window periods that follow our quarterly earnings releases.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes a limit of $1.0 million on the amount of compensation that can be deducted by Tyco with respect to certain executives unless the compensation over $1.0 million qualifies as “performance-based” under federal tax law. While it is our policy to structure compensation arrangements with our Executive Officers to qualify as performance-based so that compensation payments are deductible under U.S. federal tax law, there are cases where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Potentially non-deductible forms of compensation include payments in connection with the recruitment and retention of key employees, base salary over $1.0 million, discretionary bonus payments and grants of time-based RSUs.

Compensation and Human Resources Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Submitted by the Compensation and Human Resources Committee:

Rajiv L. Gupta, Chair

Sandra S. Wijnberg

R. David Yost

Executive Compensation Tables

The following table sets forth information regarding the compensation of the Executive Officers of Tyco in fiscal 2013: George R. Oliver, Chief Executive Officer; Arun Nayar, Executive Vice President and Chief Financial Officer; Judith A. Reinsdorf, Executive Vice President and General Counsel; Brian L. McDonald, Executive Vice President and Chief Operating Officer, Installation and Services; and Lawrence B. Costello, Executive Vice President and Chief Human Resources Officer. Salary and bonus include amounts that may be deferred at the Executive Officer’s election.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock / Unit Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Current Officers
George R. Oliver Chief Executive Officer	2013	$975,000	$-	$4,044,596	$3,847,079	$1,023,750	$-	$240,095	$10,130,520
	2012	$610,000	$365,000	$1,747,016	$877,612	$494,100	$-	$153,718	$4,247,446
	2011	$607,493	$-	$1,296,760	$807,609	$1,013,000	$-	$204,153	$3,929,015
Arun Nayar EVP and Chief Financial Officer	2013	$500,000	$-	$1,486,352	$1,200,144	$420,000	$-	$92,638	$3,699,134
Judith A. Reinsdorf EVP and General Counsel	2013	$535,000	$-	$1,344,028	$999,368	$449,400	$-	$106,434	$3,434,230
	2012	$535,000	$200,000	$1,881,804	$746,233	$393,760	$-	$134,974	$3,891,771
	2011	$532,500	$-	$1,102,852	$686,570	$616,500	$-	$186,980	$3,125,402
Brian L. McDonald EVP and Chief Operating Officer, I&S	2013	$477,500	$-	$1,012,000	$840,702	$441,788	$-	$83,485	$2,855,475
Lawrence B. Costello EVP and Chief Human Resources Officer	2013	$425,000	$-	$1,143,790	$922,667	$312,375	$-	$33,381	$2,837,213

(1)	Bonus: The amounts reported for Mr. Oliver and Ms. Reinsdorf represent a special one-time bonus related to the separation.

(2)	Stock/Unit Awards and Option Awards: The amounts in columns (e) and (f) reflect the fair value of equity awards granted in fiscal 2013, 2012 and 2011, which consisted of stock options, restricted stock units (“RSUs”) and performance share units (“PSUs”). These amounts represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. For stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of Tyco common stock on the date of grant. For PSUs, fair value is based on a model that considers the closing market price of Tyco common stock on the date of grant, the range of shares subject to such stock award, and the estimated probabilities of vesting outcomes. The value of PSUs included in the table assumes target performance. The following amounts represent the maximum potential performance share value by individual for fiscal 2013: Mr. Oliver—$5,592,312; Mr. Nayar—$1,159,752; Ms. Reinsdorf—$1,341,912; Mr. McDonald—$710,424; Mr. Costello—$892,584.

Amounts in column (e) include the incremental fair value resulting from the modification of outstanding performance share unit (PSU) awards. On July 12, 2012, in connection with the separation, the Board of Directors approved the truncation of performance periods for all outstanding PSUs so that performance was determined as of June 29, 2012 (with vesting terms unchanged) and the conversion of all outstanding PSUs of the Company into restricted stock units based on performance achieved through June 29, 2012. Each PSU converted into a number of restricted stock units at a ratio determined by the Compensation Committee based on its review and certification of performance results on August 2, 2012. Upon vesting of the resulting restricted stock Units, each award will be settled in stock. All awards maintained their original vesting terms. Also included is the incremental fair value of modifications to the three-year cumulative EPS performance condition for PSUs granted on November 20, 2012, which were approved on December 5, 2012. These modifications were made to align the PSUs with revised financial data and assumptions developed after the grant date of the award and resulted in the following incremental value which has been included in column (e): Mr. Oliver—$171,582; Mr. Nayar—$35,583; Ms. Reinsdorf—$41,172; Mr. McDonald—$21,797; Mr. Costello—$27,386.

(3)	Non-Equity Incentive Plan Compensation: The amounts reported in column (g) for each Executive Officer reflect annual cash incentive compensation for fiscal 2013, 2012 and 2011 (which was based on Company and individual performance in fiscal 2013 2012 and 2011 and paid in the first quarter of fiscal 2014, 2013 and 2012, respectively). Annual incentive compensation is discussed in further detail above under the heading “Elements of Compensation—Annual Incentive Compensation.”

(4)	All Other Compensation: The amounts reported in column (i) for each Executive Officer represent cash perquisites, insurance premiums paid by the Company for the benefit of the officer (and, in some cases, the officer’s spouse), costs related to personal use of Company aircraft, payments to reimburse for a tax penalty arising from an administrative error by the non-qualified deferred plan administrator, a tax gross-up for expatriate assignment, relocation benefits, tax filing preparation fees, Company contributions to 401(k) and non-qualified plans of the Company and its subsidiaries providing similar benefits, and other miscellaneous benefits. The components of All Other Compensation for each Executive Officer are shown in the following table.

All Other Compensation Table

Named Executive	Fiscal Year	Cash Perquisite (a)	Supplemental Executive Insurance Benefits (b)			Personal Use of Company Aircraft (c)	Tax Gross- Ups (d)	International Assignment/ Expatriate Benefits (e)	Retirement Plan Contributions (f)	Miscellaneous (g)	Total All Other Compensation
			Variable Universal Life	Supplemental Disability	Long- Term Care
George R. Oliver	2013	-	$14,839	$12,428	$20,347	$105,281	$1,625	-	$69,898	$15,677	$240,095
	2012	$15,250	$14,839	$14,837	$20,346	-	-	-	$77,281	$11,165	$153,718
	2011	$60,750	$14,839	$14,837	$20,347	-	-	-	$83,380	$10,000	$204,153
Arun Nayar	2013	-	$20,868	$14,267	$17,544	-	-	-	$39,310	$649	$92,638
Judith A. Reinsdorf	2013	-	$9,681	$10,352	$29,783	-	-	-	$46,188	$10,430	$106,434
	2012	$13,375	$9,681	$12,762	$29,783	-	-	-	$56,373	$13,000	$134,974
	2011	$53,250	$9,681	$12,762	$29,783	-	-	-	$71,604	$9,900	$186,980
Brian L. McDonald	2013	-	-	-	-	-	$8,267	$19,151	$22,411	$33,656	$83,485
Lawrence B. Costello	2013	-	-	-	-	-	-	-	$32,236	$1,145	$33,381

(a)	Cash Perquisites reflect an annual cash perquisite payment equal to the lesser of 10% of the executive’s base salary and $70,000. Payments are made quarterly and are adjusted to reflect changes in salary. This benefit was discontinued as of January 1, 2012.

(b)	Supplemental Executive Insurance Benefits reflect premiums paid by the Company for insurance benefits for the executive and, in the case of long-term care, for the executive’s spouse as well. In December 2010, the Company ceased making premium payments for these benefits for newly hired or promoted executives. The Supplemental Group Disability plan ended 12/31/2012. The Company no longer met the required number of participants for this group plan. In December 2012, the Company initiated a two year phase out plan for the remaining Supplemental Executive Insurance Benefits, including the Universal Life, Individual Disability and the Long-Term Care Benefits.

(c)	The CEO is authorized to use Company-owned or -leased aircraft for personal travel. Other Executive Officers are permitted to use Company-owned or -leased aircraft if expressly approved by the Board or the CEO. For purposes of the Summary Compensation Table, the aggregate incremental pre-tax cost to the Company for personal use of Company aircraft is calculated using a method that takes into account the incremental cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs, including incremental costs associated with executives that are not in control of the aircraft, reduced by any amounts paid to the Company by the executive in respect of personal use. Because our aircraft are used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, the acquisition costs of the Company-owned or -leased aircraft, and the cost of maintenance not related to trips.

(d)	The amounts shown in this column as tax gross-up payments for Mr. Oliver represent tax gross-up payment made with respect to reimbursement of a tax penalty arising from an administrative error by the non-qualified deferred compensation plan administrator. The fiscal 2013 amount for Mr. McDonald represents a tax gross-up for relocation benefits.

(e)	International Assignment/Expatriate Benefits related to an international assignment that ended in fiscal year 2012 received by Mr. McDonald in fiscal year 2013, in accordance with our expatriate policy for U.S. citizens include fees for third party tax services of $18,976 and a tax gross up of $175.

(f)	Retirement plan contributions include matching contributions made by the Company on behalf of each executive to its tax-qualified 401(k) RSIP and to its non-qualified SSRP.

(g)	Miscellaneous compensation in fiscal 2013 includes matching charitable contributions made by the Company on behalf of Messrs. McDonald, Nayar, Oliver and Ms. Reinsdorf and for Mr. McDonald, the value of relocation benefits. Also, in fiscal 2013 executive physicals were provided to Messrs. Costello, McDonald and Oliver; for Mr. Oliver a tax penalty arising from an administrative error by the plan administrator was paid; and de minimis payments were made for fractional shares for all except for Mr. Costello. In fiscal 2012, miscellaneous compensation includes matching charitable contributions made by the Company on behalf of Mr. Oliver and Ms. Reinsdorf. Also, in fiscal 2012 an executive physical was provided to Ms. Reinsdorf. In fiscal 2011, miscellaneous compensation includes matching charitable contributions made by the Company on behalf of Mr. Oliver and Ms. Reinsdorf.

Grants of Plan-Based Awards Table

The following table summarizes cash-based and equity based awards for each of the Company’s Executive Officers that were granted with respect to fiscal 2013 under the 2012 SIP. Share amounts included in the table reflect the number Tyco shares that are deliverable upon vesting with respect to each award.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Board or Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (Mid- Point) (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Current Officers
George R. Oliver	12/5/2012	12/5/2012	$487,500	$975,000	$1,950,000
	11/20/2012	12/5/2012				34,538	92,100	184,200				$2,796,156
	11/20/2012	11/20/2012								341,100	$27.14	$2,564,970
	11/20/2012	11/20/2012							46,000			$1,248,440
	11/20/2012	11/20/2012								170,500	$27.14	$1,282,109

Arun Nayar	12/5/2012	12/5/2012	$200,000	$400,000	$800,000
	11/20/2012	11/20/2012							9,500			$257,830
	11/20/2012	12/5/2012				7,163	19,100	38,200				$579,876
	11/20/2012	11/20/2012								70,900	$27.14	$533,147
	11/20/2012	11/20/2012							23,900			$648,646
	11/20/2012	11/20/2012								88,700	$27.14	$666,997

Judith A. Reinsdorf	12/5/2012	12/5/2012	$214,000	$428,000	$856,000
	11/20/2012	11/20/2012							11,000			$298,540
	11/20/2012	12/5/2012				8,288	22,100	44,200				$670,956
	11/20/2012	11/20/2012								81,800	$27.14	$615,111
	11/20/2012	11/20/2012							13,800			$374,532
	11/20/2012	11/20/2012								51,100	$27.14	$384,257

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Board or Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (Mid- Point) (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Brian L. McDonald	12/5/2012	12/5/2012	$185,625	$371,250	$742,500
	11/20/2012	11/20/2012							5,800			$157,412
	11/20/2012	12/5/2012				4,388	11,700	23,400				$355,212
	11/20/2012	11/20/2012								43,600	$27.14	$327,859
	11/20/2012	11/20/2012							18,400			$499,376
	11/20/2012	11/20/2012								68,200	$27.14	$512,844

Lawrence B. Costello	12/5/2012	12/5/2012	$148,750	$297,500	$595,000
	11/20/2012	11/20/2012							7,300			$198,122
	11/20/2012	12/5/2012				5,513	14,700	29,400				$446,292
	11/20/2012	11/20/2012								54,500	$27.14	$409,824
	11/20/2012	11/20/2012							18,400			$499,376
	11/20/2012	11/20/2012								68,200	$27.14	$512,844

(1)	Amounts reported in columns (d) through (f) represent potential cash payments under the annual performance bonuses that the Executive Officers could have earned under the Company’s annual incentive plan for fiscal 2013. The Board approved a maximum bonus payout of 0.50% of net income before special items for the CEO, subject to a cap of $5.0 million imposed by the 2012 SIP, and 0.25% for the other Executive Officers, subject to a cap of $2.5 million. The Compensation Committee further established a maximum payout of 200% of target. Threshold amounts assume minimum performance levels are achieved with respect to each performance measure.

(2)	Amounts in (g) through (i) represent potential share payouts with respect to PSUs assuming that threshold, target and maximum performance conditions are achieved.

(3)	Amounts in column (m) show the grant date fair value of the option awards, RSUs and PSUs granted to Executive Officers, as well as the incremental fair value for awards that were modified during fiscal 2013 as described in more detail in footnote (2) of the Summary Compensation Table. These amounts represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC Topic 718), excluding the effect of estimated forfeitures. For grants of stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For grants of RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of Tyco common stock on the date of grant. For grants of PSUs, fair value is based on a model that considers the closing market price of Tyco common stock on the date of grant, the range of shares subject to such stock award, and the estimated probabilities of vesting outcomes. The value of performance share units included in the table assumes target performance.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows, for each of the Executive Officers, all equity awards that were outstanding as of September 27, 2013. Dollar amounts are based on the NYSE closing price of $34.95 for the Company’s common stock on September 27, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Current Officers
George R. Oliver	127,371	-	$21.61	7/9/2016	145,036	$5,069,008	93,400	$3,264,330
	143,666	-	$26.37	7/1/2017
	70,821	-	$21.99	8/17/2018
	261,634	-	$14.33	10/6/2018
	144,474	48,159	$16.68	9/30/2019
	80,331	80,332	$18.43	10/11/2020
	33,791	101,376	$21.90	10/11/2021
	-	511,600	$27.14	11/19/2022

Arun Nayar	13,847	-	$14.33	10/6/2018	83,601	$2,921,855	19,369	$676,947
	14,547	14,547	$16.68	9/30/2019
	9,923	19,846	$18.43	10/11/2020
	16,895	50,688	$21.90	10/11/2021
	-	159,600	$27.14	11/19/2022

Judith A. Reinsdorf	44,648	-	$25.27	5/9/2017	123,693	$4,323,070	22,412	$783,299
	46,990	-	$26.37	7/1/2017
	24,620	-	$14.33	10/6/2018
	19,821	19,821	$16.68	9/30/2019
	33,743	33,743	$18.43	10/11/2020
	28,733	86,199	$21.90	10/11/2021
	-	132,900	$27.14	11/19/2022

Brian L. McDonald	12,735	-	$28.10	3/9/2015	51,061	$1,784,582	11,865	$414,682
	11,270	-	$26.37	7/1/2017
	4,512	-	$14.33	10/6/2018
	4,678	4,680	$16.68	9/30/2019
	7,456	14,913	$18.43	10/11/2020
	6,970	20,913	$21.90	10/11/2021
	-	111,800	$27.14	11/19/2022

Lawrence B. Costello	32,250	82,419	$25.83	3/6/2022	48,943	$1,710,558	14,907	$521,000
	-	122,700	$27.14	11/19/2022

(1)	Vesting information for each outstanding option award for the Executive Officers is described in the table below.

Vesting Date	Exercise Price	George R. Oliver	Arun Nayar	Judith A. Reinsdorf	Brian L. McDonald	Lawrence B. Costello
		Number Of Shares Underlying Awards
2013
10/1/2013	16.68	48,159	14,547	19,821	4,680
10/12/2013	21.90	33,792	16,896	28,733	6,971
10/12/2013	18.43	40,166	9,923	16,871	7,456
11/20/2013	27.14	85,275	17,725	20,450	10,900	13,625
2014
3/7/2014	25.83					32,250
10/12/2014	21.90	33,792	16,896	28,733	6,971
10/12/2014	18.43	40,166	9,923	16,872	7,457
11/20/2014	27.14	85,275	17,725	20,450	10,900	13,625
2015
3/7/2015	25.83					32,251
10/12/2015	21.90	33,792	16,896	28,733	6,971
11/20/2015	27.14	255,775	106,425	71,550	79,100	81,825
2016
3/7/2016	25.83					17,918
11/20/2016	27.14	85,275	17,725	20,450	10,900	13,625

(2)	The amounts in columns (f) and (g) reflect, for each Executive Officer, the number and market value of RSUs which had been granted as of September 27, 2013, but which remained subject to additional vesting requirements. Scheduled vesting of all RSUs and the number of shares underlying awards, for each of the Executive Officer is a follows:

Vesting Date	George R. Oliver	Arun Nayar	Judith A. Reinsdorf	Brian L. McDonald	Lawrence B. Costello
	Number Of Shares Underlying Awards
2013
10/1/2013				704
10/12/2013	7,578	3,775	6,416	3,015
11/20/2013		2,409	2,789	1,471	1,851
12/8/2013	2,770	1,952	2,430	1,725
2014
3/7/2014					8,953
5/3/2014			7,460
9/26/2014	75,730	37,862	64,366	16,108
10/12/2014	7,577	3,774	6,415	3,013
11/20/2014		2,408	2,789	1,470	1,851
2015
3/7/2015					8,952
5/3/2015			7,460
10/12/2015	4,732	2,367	3,997	1,956
11/20/2015	23,325	14,528	9,786	10,800	11,181
2016
3/7/2016					4,976
11/20/2016	23,324	14,526	9,785	10,799	11,179

(3)	Amounts in columns (h) and (i) reflect the number and market value, as of September 27, 2013, of unvested PSUs held by each Executive Officer. The table below reflects the number of shares that will be delivered upon vesting:

Vesting Date	George R. Oliver	Arun Nayar	Judith A. Reinsdorf	Brian L. McDonald	Lawrence B. Costello
	Number Of Shares Underlying Awards
2015
9/25/2015	93,400	19,369	22,412	11,865	14,907

Option Exercises and Stock Vested Table

The following table shows, for each of the Executive Officers, the amounts realized from options that were exercised and RSUs that vested during fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Current Officers
George R. Oliver	-	$ -	93,062	$ 3,175,510
Arun Nayar	-	$ -	39,593	$ 1,300,851
Judith A. Reinsdorf	-	$ -	43,530	$ 1,455,820
Brian L. McDonald	-	$ -	21,907	$ 720,248
Lawrence B. Costello	-	$ -	8,870	$ 284,195

Non-Qualified Deferred Compensation Table at Fiscal Year-End 2013

The following table presents information on the non-qualified deferred compensation accounts of each Executive Officer at September 27, 2013.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)(1)	(c)(1)	(d)(2)	(e)(3)	(f)
Current Officers
George R. Oliver	$30,500	$59,184	$76,689	$152,268	$430,574
Arun Nayar	$326,912	$26,560	$239,883	$86	$2,415,216
Judith A. Reinsdorf	$50,013	$35,474	$206,548	$38,791	$1,366,938
Brian L. McDonald	$20,206	$21,380	$27,304	-	$497,442
Lawrence B. Costello	$41,029	$19,028	$5,830	-	$90,687

(1)	Amounts in columns (b) and (c) include employee and Company contributions, respectively, under Tyco’s Supplemental Savings and Retirement Plan (the “SSRP”), a non-qualified retirement savings plan. All of the amounts shown in column (c) are included in the Summary Compensation Table under the column heading “All Other Compensation.” Under the terms of the SSRP, an eligible executive may choose to defer up to 50% of his or her base salary and up to 100% of his or her performance bonus.

(2)	Amounts in column (d) include earnings or (losses) on the Executive Officer’s notional account in the SSRP Investment options under the SSRP include only funds that are available under Tyco’s tax-qualified 401(k) retirement plans.

(3)	Under the SSRP, participants may elect to receive distributions in a single lump sum payment or in up to 15 annual installments. A participant who is still employed by Tyco may begin receiving distributions under each plan after a minimum of five years have elapsed from the plan year for which contributions have been made. A participant who has left Tyco must begin receiving distributions upon his or her termination of employment or retirement.

Potential Payments upon Termination and Change in Control

The following table summarizes the severance benefits that would have been payable to the Executive Officers upon termination of employment or upon the occurrence of a change in control, assuming that the triggering event or events occurred on September 27, 2013. Equity award amounts are based on the closing share price of $34.95 on the NYSE on September 27, 2013.

The hypothetical severance benefits shown below under the Change-in-Control columns reflect amounts that would have been payable under the CIC Severance Plan in existence on September 27, 2013. Similarly, amounts shown under the Other Termination columns reflect benefits that would have been payable under the Severance Plan in effect on September 27, 2013.

	Change in Control		Other Terminations
Name / Form of Compensation	Without Qualified Termination	With Qualified Termination	With Cause	Without Cause	Resignation/ Retirement	Death or Disability

(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)
George R. Oliver
Severance	-	$3,900,000	-	$3,900,000	-	-
Benefit & Perquisite Continuation(2)(4)	-	$18,762	-	$18,762	-	$1,150,000
Accelerated Vesting of Equity Awards(3)	-	$15,858,652	-	$2,057,131	-	$15,858,652

Arun Nayar
Severance	-	$1,800,000	-	$1,800,000	-	-
Benefit & Perquisite Continuation(2)(4)	-	$20,778	-	$20,778	-	$820,000
Accelerated Vesting of Equity Awards(3)(5)	-	$4,867,852	-	$650,150	-	$4,867,852

Judith A. Reinsdorf
Severance	-	$1,926,000	-	$1,926,000	-	-
Benefit & Perquisite Continuation(2)(4)	-	$29,420	-	$29,420	-	$1,000,000
Accelerated Vesting of Equity Awards(3)	-	$8,188,565	-	$1,079,601	-	$8,188,565

Brian L. McDonald
Severance	-	$1,732,500	-	$1,732,500	-	-
Benefit & Perquisite Continuation(2)	-	$25,510	-	$25,510	-	-
Accelerated Vesting of Equity Awards(3)	-	$3,677,159	-	$344,969	-	$3,677,159

Lawrence B. Costello
Severance	-	$1,445,000	-	$1,445,000	-	-
Benefit & Perquisite Continuation(2)	-	$18,762	-	$18,762	-	-
Accelerated Vesting of Equity Awards(3)(5)	-	$3,636,225	-	$294,055	-	$3,636,225

(1)	Under the CIC Severance Plan in effect on September 27, 2013, the Executive Officers would have been entitled to a severance payment of two times base salary and two times target bonus, subject to possible reduction if the excise tax under Section 4999 would apply. Under the Severance Plan in existence on September 27, 2013, the Executive Officers would have been entitled to salary continuation and bonus payments for the 24 months following termination of employment. In addition to the amounts included in this table, the Executive Officers would have been entitled to the annual performance bonus for the year in which employment was terminated. The bonus payments are included in the Summary Compensation table under the column heading “Non-Equity Incentive Compensation,” and are discussed above under the heading “Elements of Compensation—Annual Incentive Compensation.”

(2)	For the Executive Officers, medical and dental benefits are provided under the CIC Severance Plan or the Severance Plan, which both provided for 12 months of continuing coverage, and if the executive’s severance period is greater than 12 months, the executive would be entitled to a cash payment equal to the projected value of the employer portion of premiums during the severance period in excess of 12 months. For Messrs. Oliver and Nayar and Ms. Reinsdorf, not included is the value of the executive disability insurance program that provides salary continuation of an additional $20,000 above the $15,000 monthly benefit provided by our broad based disability plan.

(3)	Amounts represent the intrinsic value of unvested Tyco equity awards and stock options that would have vested upon a triggering event for the Executive Officers. Amounts in respect of PSUs reflect the number of shares based on target performance results through September 27, 2013.

(4)	Amounts in column (g) represent the Company-provided supplemental life insurance benefit for Messrs. Oliver, Nayar and Ms. Reinsdorf that would have been delivered upon the death of the executive.

(5)	For Messrs. Nayar and Costello, who are retirement eligible based upon age and service, the value of certain equity awards that would immediately become deliverable upon retirement are not included because these awards are no longer subject to a significant vesting requirement.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Tyco’s officers and Directors and persons who beneficially own more than 10% of Tyco’s common shares to file reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish Tyco with copies of all Section 16(a) forms they file. As a matter of practice, Tyco’s administrative staff assists Tyco’s officers and Directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on Tyco’s review of the copies of such forms it has received, as well as information provided and representations made by the reporting persons, Tyco believes that all of its officers, Directors and beneficial owners of more than 10% of its common shares complied with Section 16(a) during Tyco’s fiscal year ended September 27, 2013.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three Directors, each of whom the Board has determined meets the independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a charter approved by the Board, which is posted on our website. As more fully described in its charter, the Audit Committee oversees Tyco’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Management assures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. Tyco’s independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States to obtain reasonable assurance that Tyco’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

In this context, the Audit Committee has reviewed the U.S. GAAP consolidated financial statements and Swiss statutory financial statements for the fiscal year ended September 27, 2013, and has met and held discussions with management, the internal auditors and the independent auditors concerning these financial statements, as well as the report of management and the report of the independent registered public accounting firm regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act. Management represented to the Committee that Tyco’s U.S. GAAP consolidated financial statements were prepared in accordance with U.S. GAAP and the Swiss statutory financial statements comply with Swiss law and Tyco’s Articles of Association. In addition, the Committee has discussed with the independent auditors the auditors’ independence from Tyco and its management as required under Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AU Section 380 (Communication with Audit Committees) and Rule 2-07 of SEC Regulation S-X.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee has also received an unqualified opinion from Deloitte AG that the Swiss statutory financial statements for the period ended September 27, 2013 comply with Swiss law and Tyco’s articles of association. Based upon the Committee’s review and discussions referred to above, the Committee recommended that the Board include Tyco’s audited consolidated financial statements in Tyco’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013 filed with the Securities and Exchange Commission and that such report, together with the audited statutory financial statements of Tyco be included in Tyco’s annual report to shareholders for the fiscal year ended September 27, 2013.

Submitted by the Audit Committee,

Brendan R. O’Neill, Chair

Michael E. Daniels

Frank M. Drendel

OTHER IMPORTANT INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of registered shares beneficially owned as of December 31, 2013 by each current director, each Executive Officer and the directors and executive officers of Tyco as a group.

Beneficial Owner	Title	Number of Common Shares Beneficially Owned(1)		Percentage of Class

Edward D. Breen (3)(4)	Chair of the Board of Directors	[	—]	*
Lawrence B. Costello (3)	Executive Officer	[	—]	*
Michael E. Daniels	Director	[	—]	*
Frank M. Drendel	Director	[	—]	*
Brian Duperreault (2)	Lead Director	[	—]	*
Rajiv L. Gupta (2)	Director	[	—]	*
John A. Krol (2)	Director	[	—]	*
Brian L. McDonald (3)	Executive Officer	[	—]	*
Arun Nayar (3)	Executive Officer	[	—]	*
George R. Oliver (3)	CEO and Director	[	—]	*
Brendan R. O’Neill (2)	Director	[	—]	*
Judith A. Reinsdorf (3)	Executive Officer	[	—]	*
Sandra S. Wijnberg (2)	Director	[	—]	*
R. David Yost	Director	[	—]	*
All current Directors and executive officers as a group ([—] persons)	Director	[	—]	[	—]%

*          Less than 1.0%

(1)        The number shown reflects the number of common shares owned beneficially as of December 31, 2013, based on information furnished by the persons named, public filings and Tyco’s records. A person is deemed to be a beneficial owner of common shares if he or she, either alone or with others, has the power to vote or to dispose of those common shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the shares listed. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days after December [—], 2013). There were [—] Tyco common shares outstanding on such date (excluding shares held directly or indirectly in treasury).

(2)        Includes vested DSUs as follows: Mr. Duperreault, [—]; Mr. Gupta, [—]; Mr. Krol, [—]; Dr. O’Neill, [—];and Ms. Wijnberg, [—]. For each other Director, distribution will occur upon the earliest of (i) the termination of the individual from the Company’s Board (other than for cause), (ii) a change in control of the Company and (iii) December 31, 2017. Upon the occurrence of such event, the Company will issue the number of Tyco common shares equal to the aggregate number of vested DSUs credited to the individual, including DSUs received through the accrual of dividend equivalents.

(3)        Includes the maximum number of shares for which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or will vest within 60 days of December [—], 2013 as follows: Mr. Breen, [—]; Mr. Costello, [—]; Mr. McDonald, [—]; Mr. Nayar, [—], Mr. Oliver, [—]; and Ms. Reinsdorf, [—].

(4)        Includes [—] shares held in the Edward D. Breen 2010-1 Trust.

Costs of Solicitation

We will pay the cost of solicitation of proxies. We have engaged Mackenzie Partners as the proxy solicitor for the Annual General Meeting for an approximate fee of $[•], plus expenses. In addition to the use of the mails, certain of our directors, officers or employees may solicit proxies by telephone or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at an Annual General Meeting of our shareholders. We are first mailing this proxy statement and the accompanying form of proxy to shareholders beginning on or about January [—], 2014.

Shareholder Proposals for the 2015 Annual General Meeting

In accordance with the rules established by the SEC, as well as under the provisions of our articles of association, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) intended for inclusion in the proxy statement for next year’s Annual General Meeting must be received by Tyco no later than September 25, 2014. Such proposals should be sent to our Secretary at our registered address, which is currently Victor von Bruns-Strasse 21, CH-8212 Neuhausen am Rheinfall, Switzerland. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and our articles of association, and must be a proper subject for shareholder action under applicable law.

A shareholder may otherwise propose business for consideration or nominate persons for election to our Board of Directors in compliance with U.S. federal proxy rules, applicable law and other legal requirements, without seeking to have the proposal included in Tyco’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Rule 14a-4 of the Exchange Act governs the use of discretionary proxy voting authority with respect to a stockholder proposal that is not addressed as an agenda item in the proxy statement. With respect to the 2015 Annual General Meeting, if Tyco is not provided notice of a stockholder proposal prior to December [—], 2014, discretionary voting authority will be permitted when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

New proposals or motions with regard to existing agenda items are not subject to such restrictions and can be made at the meeting by each shareholder attending or represented. Note that if specific voting instructions are not provided to the independent proxy, shareholders who submit a proxy card instruct the independent proxy to vote their shares in accordance with the recommendations of the Board of Directors with regard to the items appearing on the agenda.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s Web site (http://www.sec.gov).

The SEC’s Web site contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. You may find our reports, proxy statements and other information at the SEC Web site. In addition, you can obtain reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a Web site on the Internet at http://www.tyco.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this proxy.

NON-GAAP RECONCILIATIONS

Organic revenue and operating income and margin before special items are non-GAAP measures and should not be considered replacements for GAAP results. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications). For compensation purposes, revenue associated with businesses divested during the year is subtracted from target amounts and expected revenue from acquisitions is added. Actual revenue for compensation purposes is calculated on a constant currency basis using prior year exchange rates. Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies. Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers.

The company has presented its operating income and margins before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. This measure is useful for investors because it permits more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between operating income before special items and operating income (the most comparable GAAP measures) consists of the impact of the special items noted above. For compensation purposes, additional adjustments may be made as deemed appropriate by the Compensation Committee resulting in variances between reported operating income before special items and operating income before special items for compensation purposes. The limitation of this measure is that it excludes the impact (which may be material) of items that increase or decrease the company’s reported operating income. This limitation is best addressed by using the non-GAAP measure in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

Normalized 2012 results reflect pro forma adjustments to corporate and interest expense to reflect the impact of the separation of the company’s ADT North American residential security and flow control businesses on the last day of fiscal 2012. Normalized 2012 results also include dis-synergy costs associated with the separation of the Company’s North American security operations from ADT.

Earnings Per Share Reconciliation (Unaudited)
	Year Ended	Year Ended

	Sept. 27, 2013	Sept. 28, 2012

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$1.12	($0.72)

expense / (benefit)

Restructuring and repositioning activities	0.21	0.11

Separation costs included in SG&A	0.10	-

(Gains) / losses on divestitures, net	0.04	0.03

Acquisition / integration costs	0.01	0.01

Asset impairment charges	-	0.04

Change in valuation methodology for asbestos	0.03	0.15

Environmental remediation	0.13	0.03

Tyco share of Atkore impairment	0.03	-

Legacy legal items	0.04	0.07

Former management ERISA reversal	-	(0.07)

Separation costs	0.02	0.14

Tax items	0.04	0.61

2012 Tax Sharing Agreement	0.07	-

Loss on extinguishment of debt	-	0.98
Total Before Special Items	$1.84	$1.38

Note: Prior periods have been recast to reflect environmental liabilities as a special item

Anticipated dis-synergies in NA l&S segment		(0.06)

Expected corporate expense of $225 million for full year		0.18

Expected net interest expense of $100 million for full year		0.16

Expected effective tax rate of 19.5% for full year		(0.03)

Fiscal Year 2012 “normalized” EPS		$1.63

Operating Income Reconciliation

(Unaudited)

expense / (benefit)

Segments
	NA Installation & Service	ROW Installation & Service	Global Products	Segment Revenue	Corporate and Other	Total Revenue
Revenue (GAAP)	$3,891	$4,417	$2,339	$10,647		$10,647

	Operating Income
	NA Installation & Service	ROW Installation & Service	Global Products	Segment Operating Income	Margin	Corporate and Other	Total Operating Income	Margin
Operating Income (GAAP)	$388	$433	$307	$1,128	10.6%	($319)	$809	7.6%

Restructuring and repositioning activities	36	66	12	114		19	133

Separation costs included in SG&A	49			49		12	61

(Gains) / losses on divestitures, net	1	14		15		5	20

Acquisition / integration costs		2	2	4			4

Asset impairment charges		1		1			1

Asbestos						12	12

Environmental remediation			100	100			100

Legacy legal items						27	27

Separation costs						8	8
Total Before Special Items	$474	$516	$421	$1,411	13.3%	($236)	$1,175	11.0%

Tyco International Ltd.

Organic Growth Reconciliation – Revenue

(in millions)

Year Ended September 27, 2013

	Net Revenue for the Year Ended September 28, 2012	Base Year Adjustments Divestitures / Other(3)		Adjusted 2012 Base Revenue	Foreign Currency		Acquisitions		Other(2)		Organic Revenue(1)		Net Revenue for the Year Ended September 27, 2013
NA Installation and Services	$3,962	$(30)	-0.8%	$3,932	$(3)	-0.1%	$7	0.2%	$-	0.0%	$(45)	-1.1%	$3,891
ROW Installation and Services	4,341	(10)	-0.2%	4,331	(49)	-1.1%	93	2.1%	-	0.0%	42	1.0%	4,417
Global Products	2,100	2	0.1%	2,102	(3)	-0.1%	68	3.2%	39	1.9%	133	6.3%	2,339

Total Net Revenue	$10,403	$(38)	-0.4%	$10,365	$(55)	-0.5%	$168	1.6%	$39	0.4%	$130	1.3%	$10,647

(1)	Organic revenue growth percentage based on adjusted 2012 base revenue.

(2)	Amount represents contractual revenue from ADT under the 2012 Separation and Distribution Agreement which is excluded from the organic revenue calculation.

(3)	Amounts include the transfer of a business from NA Installation and Services to Global Products.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M65000-TBD TYCO INTERNATIONAL LTD. Victor von Bruns-Strasse 21 CH-8212 Neuhausen am Rheinfal Switzerland For address changes and/or comments, please check this box and write them on the back where indicated. TYCO INTERNATIONAL LTD. 1. To approve the annual report, the parent company financial statements of Tyco International Ltd and the consolidated financial statements for the fiscal year ended September 27, 2013; 2. To discharge the Board of Directors from liability for the financial year ended September 27, 2013; 3. To elect the Board of Directors; The Board of Directors recommends you vote FOR the following proposals: PLEASE INDICATE WITH AN “X” IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF YOU GIVE NO SPECIFIC INDICATIONS, YOU INSTRUCT THE INDEPENDENT PROXY TO VOTE YOUR SHARES FOR ALL PROPOSALS IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. IF NEW AGENDA ITEMS (OTHER THAN THOSE IN THE NOTICE OF MEETING) OR NEW PROPOSALS OR MOTIONS WITH RESPECT TO THOSE AGENDA ITEMS SET FORTH IN THE NOTICE OF MEETING ARE PUT FORTH BEFORE THE ANNUAL GENERAL MEETING, YOU INSTRUCT THE INDEPENDENT PROXY, IN THE ABSENCE OF OTHER SPECIFIC INSTRUCTIONS, TO VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. 3a. Edward D. Breen 3b. Herman E. Bulls 3e. Brian Duperreault 3c. Michael E. Daniels 3f. Rajiv L. Gupta 3d. Frank M. Drendel 3g. George Oliver Nominees: 3h. Brendan R. O’Neill 3i. Jürgen Tinggren 3j. Sandra S. Wijnberg 3k. R. David Yost 4. To elect Edward D. Breen as chair of the Board of Directors; For Against Abstain For Against Abstain 5. To elect as members of the Compensation and Human Resources Committee; 5a. Rajiv L. Gupta 5b. Sandra S. Wijnberg 5c. R. David Yost Nominees: 6. To elect auditors as follows: 6c. to elect PricewaterhouseCoopers AG (Zürich) as special auditors until the next annual general meeting; 6a. to elect Deloitte AG (Zürich) as statutory auditors until the next annual general meeting; 6b. to ratify appointment of Deloitte & Touche LLP as independent registered public accounting firm for purposes of United States securities law reporting for the year ending September 26, 2014; 10. To cast a non-binding advisory vote to approve executive compensation. 7. To elect Bratschi, Wiederkehr & Buob as the independent proxy; 8. To approve the allocation of fiscal year 2013 results; 9. To approve the payment of an ordinary cash dividend in an amount of up to $0.72 per share out of Tyco’s capital contribution reserve in its statutory accounts; VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 If you are not a holder of record, use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or Bratschi, Wiederkehr & Buob, Attorneys-at-Law, Bahnhofstrasse 70, P.O. Box 1130, CH-8021 Zürich. The signature on this Proxy Card should correspond exactly with the shareholder’s name as printed above. In the case of joint tenancies, co-executors, or co-trustees, each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) M65001-TBD Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. ADMISSION TICKET 2014 Annual General Meeting of Shareholders of Tyco International Ltd. March 5, 2014 3:00 PM, Central European Time Park Hyatt Zürich Beethoven-Strasse 21 8002 Zürich, Switzerland FOLD AND DETACH HERE TYCO INTERNATIONAL LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Proxy Card for use at the 2014 Annual General Meeting or any adjournment or postponement thereof (the “Meeting”) of Shareholders of Tyco International Ltd., a company organized under the laws of Switzerland (“Tyco”), to be held on March 5, 2014, at 3:00 PM., Central European Time, at the Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland. By signing this proxy, the signatory, revoking any proxy heretofore given in connection with the Annual General Meeting described below, appoints the law firm of Bratschi, Wiederkehr & Buob, as independent proxy, to represent the signatory at the Annual General Meeting and to vote all shares the signatory is entitled to vote at such Annual General Meeting on all matters properly presented at the meeting. If you will attend the Annual General Meeting personally, please use the admission ticket. Please indicate on the reverse side of this card how the common shares represented by this proxy are to be voted. If you return this card signed but without indication as to how the common shares are to be voted in respect of any of the proposals described on the reverse, you direct the independent proxy to vote FOR the proposals number 1 through 10 as described below. If new agenda items (other than those in the notice of meeting) or new proposals or motions with respect to those agenda items set forth in the notice of meeting are put forth before the Annual General Meeting, you instruct, in the absence of other specific instructions, the independent proxy to vote in accordance with the recommendations of the Board of Directors. PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE 1. To approve the 2013 Annual Report 2. To discharge the Board of Directors from liability for the fiscal year ended September 27, 2013 3. To elect the Board of Directors 4. To elect the chair of the Board of Directors 5. To elect members of the Compensation and Human Resources Committee 6. To elect and Ratify Tyco’s Auditors 7. To elect Bratschi, Wiederkehr & Buob as the independent proxy 8. To approve the appropriation of the fiscal year 2013 results 9. To approve an ordinary annual cash dividend in the amount of $0.72 per share 10. To consider a Non-binding advisory vote to approve executive compensation (Continued and to be marked, dated and signed, on the other side)